THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE CHANGED. THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS ARE NOT AN OFFER TO SELL THESE SECURITIES AND THEY ARE NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

                                                            As Filed Pursuant to
                                                        Rule 424(b)(5) Under the
                                                          Securities Act of 1933
                                                     Registration No. 333-103623

                   SUBJECT TO COMPLETION, DATED APRIL 2, 2003

PROSPECTUS SUPPLEMENT

(TO PROSPECTUS DATED MARCH 20, 2003)

                          [COUNTRYWIDE FINANCIAL LOGO]

                              PREFERRED SECURITIES

                             COUNTRYWIDE CAPITAL IV
                          % TRUST PREFERRED SECURITIES
                (LIQUIDATION AMOUNT $25 PER PREFERRED SECURITY)
          FULLY AND UNCONDITIONALLY GUARANTEED AS DESCRIBED HEREIN BY

                       COUNTRYWIDE FINANCIAL CORPORATION
                        AND COUNTRYWIDE HOME LOANS, INC.
                               ------------------
     Each of the      % trust preferred securities, which are referred to in
this prospectus supplement as the "preferred securities", represents an undivided beneficial ownership interest in the assets of Countrywide Capital IV, a Delaware statutory trust. Countrywide Financial Corporation, a Delaware corporation, will be the owner of all the common securities of Countrywide Capital IV. Countrywide Financial Corporation and Countrywide Home Loans, Inc., a New York corporation, will effectively guarantee, on a subordinated and joint and several basis, fully and unconditionally, the payment by Countrywide Capital IV of amounts due on the preferred securities as described in this prospectus supplement and the accompanying prospectus.

     A brief description of the preferred securities can be found under "Summary -- The Offering" on page S-3 of this prospectus supplement. The trust will apply to have the preferred securities listed on the New York Stock Exchange under the symbol "CFC Pr A." If approved for listing, trading is expected to commence within 30 days after the preferred securities are first issued.
                               ------------------
     INVESTING IN THE PREFERRED SECURITIES INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE S-7 OF THIS PROSPECTUS SUPPLEMENT.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus to which it relates is truthful or complete. Any representation to the contrary is a criminal offense.
                               ------------------

                                                                 PER
                                                              PREFERRED
                                                              SECURITY    TOTAL
                                                              ---------   -----
Public offering price(1)                                         $25       $
Underwriting commissions to be paid by Countrywide Financial
  Corporation                                                     (2)       (2)
Proceeds to Countrywide Capital IV                               $25       $

---------------
(1) Plus accrued distributions from April   , 2003, if settlement occurs after
    that date.

(2) Because the proceeds from the sale of the preferred securities will be used to purchase junior subordinated debentures from Countrywide Financial Corporation, Countrywide Financial Corporation will pay an underwriting
    commission of $     per preferred security (or $          in the aggregate)
    to the underwriters.

     The underwriters may also purchase up to an additional           preferred
securities at the public offering price within 30 days from the date of this prospectus supplement to cover over-allotments, if any.

     The preferred securities will be ready for delivery in book-entry form through The Depository Trust Company, Clearstream International and Euroclear
Bank S.A./N.V. on or about April   , 2003.
                               ------------------

                          Joint Book-Running Managers

MORGAN STANLEY                                              SALOMON SMITH BARNEY
                               ------------------

MERRILL LYNCH & CO.                                          WACHOVIA SECURITIES

BANC OF AMERICA SECURITIES LLC
                                   BANC ONE CAPITAL MARKETS, INC.
                                                           JPMORGAN

April   , 2003

     You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. Neither Countrywide Financial Corporation or Countrywide Home Loans, Inc. nor the underwriters have authorized anyone to provide you with any other information. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus or any document incorporated by reference is accurate only as of the date on the front cover of the applicable document. The business, financial condition, results of operations and prospects of each of Countrywide Financial Corporation and Countrywide Home Loans, Inc. may have changed since that date.

     You should not consider this prospectus supplement or the accompanying prospectus to be an offer or solicitation relating to the preferred securities in any jurisdiction in which such an offer or solicitation is not authorized. Furthermore, you should not consider this prospectus supplement or the accompanying prospectus to be an offer or solicitation relating to the preferred securities if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation.

     In this prospectus supplement, references to "we," "us" and "our" refer to Countrywide Financial Corporation, references to Countrywide Home Loans refer to Countrywide Home Loans, Inc. and references to Countrywide Capital refer to Countrywide Capital IV.

                             ---------------------

                               TABLE OF CONTENTS

                                                               PAGE
                       PROSPECTUS SUPPLEMENT
Summary.....................................................    S-1
Risk Factors................................................    S-7
Countrywide Capital.........................................   S-11
Capitalization..............................................   S-13
Use of Proceeds.............................................   S-14
Accounting Treatment........................................   S-14
Description of the Preferred Securities.....................   S-14
Description of the Preferred Securities Guarantee...........   S-27
Description of the Junior Subordinated Debentures and
  Related Guarantee.........................................   S-28
Effect of Obligations Under the Junior Subordinated
  Debentures, the Debenture Guarantee and the Preferred
  Securities Guarantee......................................   S-37
United States Federal Income Taxation.......................   S-38
ERISA Considerations........................................   S-42
Underwriting................................................   S-45
Legal Matters...............................................   S-46
Experts.....................................................   S-47

                            PROSPECTUS
Additional Information......................................      2
Countrywide Financial Corporation and Countrywide Home
  Loans.....................................................      3
The Trusts..................................................      4
Use of Proceeds.............................................      5
Selected Consolidated Financial Data........................      6
Description of the Preferred Securities.....................      8
Description of the Preferred Securities Guarantees..........     11
Description of the Junior Subordinated Debentures and the
  Related Guarantees........................................     14
Effect of Obligations Under the Junior Subordinated
  Debentures, the Debenture Guarantees and the Preferred
  Securities Guarantees.....................................     20
Plan of Distribution........................................     21
Legal Matters...............................................     22
Experts.....................................................     22

                                    SUMMARY

     The following information summarizes, and should be read together with, the information contained in other parts of this prospectus supplement and in the accompanying prospectus. You should carefully read this prospectus supplement and the accompanying prospectus to understand fully the terms of the preferred securities, as well as the tax and other considerations that are important to you in making a decision about whether to invest in the preferred securities. You should pay special attention to the "Risk Factors" section beginning on page S-7 of this prospectus supplement to determine whether an investment in the preferred securities is appropriate for you.

                       COUNTRYWIDE FINANCIAL CORPORATION

     We are a holding company which, through our subsidiaries, provides diversified financial products and services to consumers and institutions with mortgage banking at our core. We pursue these activities in five business segments, many of which are complementary to mortgage-related activities.

     Mortgage Banking Segment. Through our subsidiary, Countrywide Home Loans, together with other wholly-owned subsidiaries, we engage in the mortgage banking business which entails the origination, purchase, sale (typically through securitization) and servicing of residential mortgage loans. Our mortgage loans are principally prime credit quality first-lien mortgage loans secured by single- (one-to-four) family residences ("prime credit quality first mortgages"). We also offer home equity loans and sub-prime credit quality loans. The mortgage banking segment serves both consumers and institutions.

     Capital Markets Segment. Through wholly-owned subsidiaries, we also provide institutional customers with mortgage-backed securities brokerage and underwriting and the brokerage of bulk mortgage servicing transactions. We also engage in the management of loan securitization conduits and the management of distressed residential real estate assets.

     Insurance Segment. Through wholly-owned subsidiaries, which include an insurance carrier, insurance brokerage companies and insurance agencies, we offer consumer insurance products and services directly to consumers and through other financial institutions. Through our mortgage reinsurance subsidiary, we offer mortgage credit reinsurance to investors in mortgage loans and in securities collateralized by mortgage loans.

     Banking Segment. Through wholly-owned subsidiaries, we offer retail banking products and services to consumers and warehouse lines of credit and document custody services to banks and other lenders.

     Global Segment. Through wholly-owned subsidiaries and majority-owned joint ventures, we offer mortgage loan processing and servicing in foreign countries, electronic property valuation services, and consulting services on mortgage-related topics primarily to financial institutions.

                          COUNTRYWIDE HOME LOANS, INC.

     As described above under "-- Countrywide Financial Corporation," Countrywide Home Loans and its subsidiaries originate, purchase, securitize, sell and service mortgage loans that are principally prime credit quality mortgage loans. Countrywide Home Loans also offers home equity loans and sub-prime credit quality loans.

     Countrywide Home Loans produces mortgage loans through three separate divisions. The consumer markets division originates prime credit quality mortgage loans and home equity loans by means of referrals from real estate agents and direct contact with consumers through its nationwide network of retail branch offices, its telemarketing systems and its website. The wholesale division produces prime credit quality mortgage loans and home equity loans through mortgage brokers and other financial intermediaries. Through its correspondent lending division, Countrywide Home Loans purchases loans from other mortgage bankers, commercial banks, savings and loan associations, credit unions and other financial intermediaries. Countrywide Home Loans customarily sells substantially all loans that it originates or purchases. To guarantee timely and full payment of principal and interest on Fannie Mae securities, Freddie Mac securities and Ginnie Mae securities and to transfer credit risk of the loans, Countrywide Home Loans pays guarantee fees to these agencies.

     Countrywide Home Loans and its subsidiary, Countrywide Home Loans Servicing LP, service on a non-recourse basis substantially all of the mortgage loans that Countrywide Home Loans originates or purchases under servicing agreements with Fannie Mae, Freddie Mac, Ginnie Mae and various investors. In addition, Countrywide Home Loans purchases bulk servicing contracts, also on a non-recourse basis, to service single-family residential mortgage loans originated by other lenders. Servicing mortgage loans includes collecting and remitting loan payments, answering questions from customers, making advances when required, accounting for principal and interest, holding custodial (impound) funds for payment of property taxes and hazard insurance, making any physical inspections of the property, counseling delinquent mortgagors, supervising foreclosures and property dispositions in the event of unremedied defaults and generally administering the loans. Countrywide Home Loans receives fees for servicing mortgage loans which range generally from 1/4% to 1/2% annually on the declining principal balances of the loans. Countrywide Home Loans has sold, and may sell in the future, a portion of its portfolio of loan servicing rights to other mortgage servicers.

     The principal sources of Countrywide Home Loans' revenue are: (1) loan origination fees; (2) any gains from the sale of loans; (3) interest earned on mortgage loans during the period that they are held by Countrywide Home Loans pending sale, net of interest paid on funds borrowed to finance those mortgage loans; (4) loan servicing fees; and (5) interest benefit derived from the custodial balances associated with Countrywide Home Loans' servicing portfolio. Countrywide Home Loans' principal financing needs are the financing of its mortgage loan inventory and the investment in mortgage servicing rights. To meet these needs, Countrywide Home Loans currently utilizes commercial paper supported by its revolving credit facilities, medium-term notes, mortgage loan repurchase agreements, pre-sale funding facilities, an optional cash purchase feature in the dividend reinvestment plan, redeemable capital trust pass-through securities and cash flows from operations. In the past, Countrywide Home Loans has utilized whole loan repurchase agreements, servicing-secured bank facilities, private placements of unsecured notes and other financings, direct borrowings from its revolving credit facility and public offerings of preferred and common stock.

                             COUNTRYWIDE CAPITAL IV

     Countrywide Capital IV ("Countrywide Capital") is a Delaware statutory trust that was created by a certificate of trust that Countrywide Financial Corporation filed with the Secretary of State of Delaware on November 21, 2002.

     Countrywide Capital will sell its preferred securities to the public and its common securities to Countrywide Financial Corporation. The preferred securities and the common securities together are referred to in this prospectus supplement and the accompanying prospectus as the "trust securities." Countrywide Capital will use the proceeds from these sales to buy a series of junior subordinated debentures from Countrywide Financial Corporation with the same financial terms as the preferred securities. Countrywide Home Loans will, on a subordinated basis, fully and unconditionally guarantee, as described in this prospectus supplement and the accompanying prospectus, payments by Countrywide Financial Corporation on the junior subordinated debentures. Countrywide Financial Corporation and Countrywide Home Loans will, jointly and severally, on a subordinated basis, fully and unconditionally guarantee, as described in this prospectus supplement and the accompanying prospectus, payments by Countrywide Capital on the preferred securities.

                                  THE OFFERING

Title.........................   Countrywide Capital IV   % Trust Preferred
                                 Securities.

Securities Offered............     preferred securities (or   preferred
                                 securities if the underwriters exercise their over-allotment option in full), in denominations of $25 each with an aggregate
                                 liquidation amount of $     million (or $
                                 million if the underwriters exercise their over-allotment option in full). Each preferred security represents an undivided beneficial interest in the assets of Countrywide Capital. Each preferred security will entitle the holder to receive quarterly cash distributions, as described below.

Countrywide Capital IV........   The issuer of the preferred securities is
                                 Countrywide Capital IV, a Delaware statutory trust.

                                 There are five trustees of Countrywide Capital, which we refer to as the "Countrywide Capital trustees." Three of the Countrywide Capital trustees are officers of Countrywide Financial Corporation. We refer to these trustees as the "regular trustees." The Bank of New York will act as the institutional trustee of Countrywide Capital, and one of its affiliates will act as the Delaware trustee.

Distributions.................   Holders of preferred securities will be
                                 entitled to receive cumulative cash
                                 distributions at an annual rate of      % of
                                 the liquidation amount of $25 per preferred
                                 security. Distributions will accumulate from
                                 April   , 2003 and will be paid quarterly in
                                 arrears on           ,           ,
                                           and           of each year,
                                 beginning          , 2003.

Option to Defer
Distributions.................   Countrywide Financial Corporation can, on one
                                 or more occasions, defer interest payments on
                                 the junior subordinated debentures for up to 20
                                 consecutive quarterly periods by extending the
                                 payment period for the junior subordinated
                                 debentures, unless an event of default under
                                 the junior subordinated debentures has occurred
                                 and is continuing. A deferral of interest
                                 payments cannot extend, however, beyond the
                                 maturity date of the junior subordinated
                                 debentures, which is April   , 2033.

                                 If Countrywide Financial Corporation defers
                                 interest payments on the junior subordinated
                                 debentures, Countrywide Capital will also defer distributions on the preferred securities. During this extension period, distributions will continue to accrue on the preferred
                                 securities at an annual rate of      % of the
                                 liquidation amount of $25 per preferred
                                 security. Also, the deferred distributions will themselves accrue interest (to the extent
                                 permitted by law) at an annual rate of      %,
                                 compounded quarterly. Once Countrywide
                                 Financial Corporation makes all interest payments on the junior subordinated debentures, with accrued interest, it can again defer interest payments on the junior subordinated debentures if no event of default under the junior subordinated debentures has occurred and is continuing.

                                 During any period in which Countrywide
                                 Financial Corporation defers interest payments on the junior subordinated debentures, neither Countrywide Financial Corporation nor Countrywide Home Loans will be permitted to:

                                   - declare or pay a dividend or make any other
                                    payment or distributions on its capital
                                    stock;

                                   - redeem, purchase, acquire or make a
                                    liquidation payment on any of its capital stock;

                                   - make an interest, principal or premium
                                     payment on, or repurchase or redeem, any of its debt securities that rank equally with or junior to the junior subordinated debentures or the debenture guarantee; or

                                   - make any guarantee payments relating to any
                                     of the above (other than with respect to the preferred securities guarantee or the guarantee of the junior subordinated debentures).

                                 There are limited exceptions to these
                                 restrictions which are described beginning on page S-32 of this prospectus supplement.

                                 If Countrywide Financial Corporation defers the payment of interest on the junior subordinated debentures, the preferred securities will be treated as being reissued with original issue discount for United States federal income tax purposes. This means that, beginning at the time of deferral, you will be required to recognize interest income with respect to distributions even during the period those distributions are deferred and include those amounts in your gross income for United States federal income tax purposes before you receive any cash distributions relating to those interest payments. See "United States Federal Income Taxation" beginning on page S-38 of this prospectus supplement.

Redemption....................   Countrywide Capital is required to redeem all
                                 of the outstanding preferred securities when
                                 the junior subordinated debentures are paid at
                                 maturity on April   , 2033. In addition, if
                                 Countrywide Financial Corporation redeems any junior subordinated debentures before their maturity, Countrywide Capital is required to use the cash it receives on the redemption of the junior subordinated debentures to redeem the preferred securities and common securities, on a pro rata basis, having an aggregate liquidation amount equal to the aggregate principal amount of the junior subordinated debentures redeemed.

                                 Countrywide Financial Corporation can redeem the junior subordinated debentures before their maturity at 100% of their principal amount plus accrued and unpaid interest to the date of redemption:

                                   - in whole and in part, on one or more
                                     occasions any time on or after April   ,
                                     2008; and

                                   - in whole but not in part, before April   ,
                                     2008, if specified changes in tax,
                                     investment company or regulatory law occur
                                     (each of which is a "special redemption
                                     event" and each of
                                     which is more fully described beginning on page S-31 of this prospectus supplement).

Liquidation Distribution......   Upon any dissolution of Countrywide Capital,
                                 each holder of the preferred securities will be entitled to receive, subject to satisfaction of liabilities to the creditors of Countrywide
                                 Capital, the junior subordinated debentures in an aggregate principal amount equal to the aggregate liquidation amount of the preferred securities held by such holder.

                                 Countrywide Capital may also be dissolved in circumstances where the junior subordinated debentures will not be distributed. In those situations, after satisfaction of its liabilities to creditors, Countrywide Capital is required to pay the liquidation amount of $25 for each preferred security, plus unpaid distributions to the date the payment is made. Countrywide Capital will be able to make this distribution of cash only if the junior subordinated debentures are redeemed by Countrywide Financial Corporation.

The Junior Subordinated
Debentures and the Debenture
Guarantee.....................   Countrywide Capital will use the proceeds of
                                 the offering as well as the proceeds from the
                                 sale of its common securities to Countrywide
                                 Financial Corporation to purchase
                                 $          aggregate principal amount of junior
                                 subordinated debentures (or up to
                                 $          aggregate principal amount of junior
                                 subordinated debentures if the underwriters exercise their over-allotment option in full) to be issued by Countrywide Financial
                                 Corporation. Countrywide Home Loans will, on a subordinated basis, fully and unconditionally guarantee payments by Countrywide Financial
                                 Corporation on the junior subordinated
                                 debentures. We refer to Countrywide Home Loans' guarantee of Countrywide Financial
                                 Corporation's junior subordinated debentures as the debenture guarantee.

The Preferred Securities
Guarantee.....................   Countrywide Financial Corporation and
                                 Countrywide Home Loans will, on a joint and several basis, fully and unconditionally guarantee the preferred securities based on:

                                   - their joint and several obligations under
                                     the preferred securities guarantee;

                                   - their respective obligations under the
                                     declaration of trust which governs the
                                     terms of the preferred securities; and

                                   - their respective obligations under the
                                     indenture (as defined herein) and the
                                     related debenture guarantee which governs the terms of the junior subordinated debentures and the debenture guarantee.

                                 Countrywide Financial Corporation and
                                 Countrywide Home Loans will, fully and
                                 unconditionally guarantee, on a joint and several basis, that if a payment on the junior subordinated debentures is made to Countrywide Capital but, for any reason, Countrywide Capital does not make the corresponding distribution or redemption payment to the holders of the preferred securities, then Countrywide Financial Corporation and/or Coun-trywide Home Loans will make the payments directly to the holders of the preferred securities.

                                 If Countrywide Financial Corporation does not make a payment on the junior subordinated debentures and Countrywide Home Loans does not make a payment under the debenture guarantee, Countrywide Capital will not have sufficient funds to make payments on the preferred securities. The preferred securities guarantee does not cover payments when Countrywide Capital does not have sufficient funds to make payments on the preferred securities. Countrywide Financial Corporation's and Countrywide Home Loans' obligations under the preferred securities guarantee and Countrywide Home Loans' obligations under the debenture guarantee are subordinate to their obligations to make payments on all of their other liabilities, except their obligations under similar guarantees.

Use of Proceeds...............   Countrywide Capital will use the proceeds from
                                 the sale of the trust securities to invest in Countrywide Financial Corporation's junior subordinated debentures. Countrywide Financial
                                 Corporation will use the net proceeds from the sale of the junior subordinated debentures to Countrywide Capital for general corporate purposes.

Listing.......................   Countrywide Capital will apply to have the
                                 preferred securities listed on the NYSE under the symbol "CFC Pr A." If approved for listing, trading is expected to commence within 30 days after the preferred securities are first issued. You should be aware that the listing of the preferred securities will not necessarily assure that a liquid trading market will be available for the preferred securities. If
                                 Countrywide Capital distributes the junior subordinated debentures, Countrywide Financial
                                 Corporation will use its best efforts to list the junior subordinated debentures on the NYSE or any other exchange or other organization on which the preferred securities are then listed.

Form..........................   The preferred securities will be represented by
                                 one or more global securities that will be
                                 deposited with and registered in the name of
                                 The Depository Trust Company, New York, New
                                 York, which we refer to as DTC, or its nominee.
                                 This means that you will not receive a
                                 certificate for your preferred securities.
                                 Countrywide Capital expects that the preferred
                                 securities will be ready for delivery through
                                 DTC, Clearstream International and Euroclear
                                 Bank S.A./N.V. on or about April   , 2003.

                                  RISK FACTORS

     Your investment in the preferred securities will involve risks. You should carefully consider the following discussion of risks, and the other information in this prospectus supplement and the accompanying prospectus, before deciding whether an investment in the preferred securities is suitable for you.

OBLIGATIONS UNDER THE PREFERRED SECURITIES GUARANTEE, THE JUNIOR SUBORDINATED DEBENTURES AND THE DEBENTURE GUARANTEE ARE SUBORDINATED.

     The respective obligations of Countrywide Financial Corporation and Countrywide Home Loans under the preferred securities guarantee are unsecured and will rank in priority of payment:

     - subordinate and junior to all other liabilities of Countrywide Financial Corporation and Countrywide Home Loans, except those liabilities made equal with or junior to the preferred securities guarantee by their terms;

     - equal with the senior most preferred and preference stock now or in the future issued by Countrywide Financial Corporation and Countrywide Home Loans, and with any guarantee now or in the future issued by them in respect of any preferred or preference stock of any of its affiliates; and

     - senior to the common stock of Countrywide Financial Corporation and Countrywide Home Loans.

     This means that neither Countrywide Financial Corporation nor Countrywide Home Loans can make any payments on the preferred securities guarantee if it defaults on a payment of any of its other liabilities, except those liabilities made equal with or junior to the preferred securities guarantee by their terms. In the event of the bankruptcy, liquidation or dissolution of either Countrywide Financial Corporation or Countrywide Home Loans, its assets would be available to pay obligations under the preferred securities guarantee only after all payments had been made on its other liabilities, except those liabilities made equal with or junior to the preferred securities guarantee by their terms.

     Countrywide Financial Corporation's obligations under the junior subordinated debentures and Countrywide Home Loans' obligations under the debenture guarantee are unsecured and will rank junior in priority of payment in respect of each of them to their "senior indebtedness" (as defined beginning on p. S-29 of this prospectus supplement). This means that Countrywide Financial Corporation cannot make any payments of principal, including redemption payments, or interest on the junior subordinated debentures and Countrywide Home Loans cannot make any payments pursuant to the debenture guarantee if they default on a payment on their senior indebtedness. This also means that in the event of the bankruptcy, liquidation or dissolution of either Countrywide Financial Corporation or Countrywide Home Loans, their assets would be available to pay obligations under the junior subordinated debentures or the debenture guarantee only after all payments had been made on their senior indebtedness.

     In addition, because Countrywide Financial Corporation is a holding company, the junior subordinated debentures are effectively subordinated to all existing and future liabilities of Countrywide Financial Corporation's subsidiaries, including the rights of any holders (other than Countrywide Financial Corporation) of preferred stock of its subsidiaries.

     As of December 31, 2002, Countrywide Financial Corporation had outstanding consolidated indebtedness of $41.9 billion, all or substantially all of which would be senior to the junior subordinated debentures either as senior indebtedness under the indenture or as liabilities of Countrywide Financial Corporation's subsidiaries which are effectively senior to the junior subordinated debentures. As of December 31, 2002, Countrywide Home Loans had outstanding indebtedness of $17.7 billion, all or substantially all of which would be senior to the obligations of Countrywide Home Loans under the debenture guarantee either as senior indebtedness of Countrywide Home Loans under the indenture or as liabilities of subsidiaries of Countrywide Home Loans which are effectively senior to the obligations of Countrywide Home Loans under the debenture guarantee.

     The preferred securities, the preferred securities guarantee, the junior subordinated debentures and the debenture guarantee do not limit the ability of Countrywide Financial Corporation or Countrywide Home Loans and their subsidiaries to incur additional indebtedness, including indebtedness that ranks senior in priority of payment to the junior subordinated debentures, the preferred securities guarantee and the debenture guarantee.

     For more information please refer to "Description of the Junior Subordinated Debentures and Related Guarantee -- Subordination" beginning on page S-29 of this prospectus supplement and "Description of the Preferred Securities Guarantees" beginning on page 11 of the accompanying prospectus.

THE PREFERRED SECURITIES GUARANTEE ONLY COVERS PAYMENTS IF COUNTRYWIDE CAPITAL HAS CASH AVAILABLE.

     The ability of Countrywide Capital to pay scheduled distributions on the preferred securities, the redemption price of the preferred securities and the liquidation amount of each preferred security is solely dependent upon Countrywide Financial Corporation making the related payments on the junior subordinated debentures, or Countrywide Home Loans making payment under the debenture guarantee when due.

     If Countrywide Financial Corporation defaults on its obligation to pay principal or interest on the junior subordinated debentures and Countrywide Home Loans defaults on its obligations under the debenture guarantee, Countrywide Capital will not have sufficient funds to pay distributions, the redemption price or the liquidation amount of each preferred security. In those circumstances, you will not be able to rely upon the preferred securities guarantee for payment of these amounts.

     Instead, you:

     - may directly sue Countrywide Financial Corporation or Countrywide Home Loans or seek other remedies to collect your pro rata share of payments owed; or

     - rely on the institutional trustee to enforce Countrywide Capital's rights under the junior subordinated debentures or the debenture guarantee.

COUNTRYWIDE CAPITAL'S EXERCISE OF ITS RIGHT TO DEFER DISTRIBUTIONS WOULD CAUSE CASH PAYMENTS TO CEASE, WOULD HAVE ADVERSE FEDERAL INCOME TAX CONSEQUENCES FOR YOU AND MIGHT ADVERSELY AFFECT THE TRADING PRICE OF THE PREFERRED SECURITIES.

     If no event of default under the junior subordinated debentures has occurred and is continuing, Countrywide Financial Corporation can, on one or more occasions, defer interest payments on the junior subordinated debentures for up to 20 consecutive quarterly periods per extension period. If Countrywide Financial Corporation defers interest payments on the junior subordinated debentures, Countrywide Capital will likewise defer distributions on the preferred securities. However, distributions would still accumulate and those
deferred distributions will themselves accrue interest at an annual rate of   %,
to the extent permitted by law.

     If Countrywide Financial Corporation defers the payment of interest on the junior subordinated debentures, you will be required to recognize interest income for United States federal income tax purposes in respect of your pro rata share of the interest on the junior subordinated debentures held by Countrywide Capital before you receive any cash distributions relating to those interest payments. In addition, if you sell the preferred securities before the end of any extension period or before the record date relating to distributions which are paid, you will not receive the cash distributions relating to any accrued and unpaid interest even though you will be required to recognize that interest in income for United States federal income tax purposes. See "United States Federal Income Taxation" beginning on page S-38 of this prospectus supplement for more information regarding the United States federal income tax consequences of purchasing, holding and selling the preferred securities.

     Countrywide Financial Corporation has no current intention of deferring interest payments on the junior subordinated debentures. However, if Countrywide Financial Corporation exercises its deferral right in the future, the preferred securities may trade at a price that does not fully reflect the value of accrued but unpaid interest on the junior subordinated debentures. If you sell the preferred securities during an extension period, you may not receive the same return on your investment as someone who continues to hold the preferred securities. In addition, the existence of Countrywide Financial Corporation's right to defer payments of interest on the junior subordinated debentures may mean that the market price for the preferred securities, which represent an undivided beneficial interest in the junior subordinated debentures, may be more volatile than other securities that do not have these rights.

PREFERRED SECURITIES MAY BE REDEEMED BEFORE APRIL   , 2008 IF A SPECIAL
REDEMPTION EVENT OCCURS.

     If certain specified changes in tax, investment company or regulatory law or interpretations, each of which we refer to as a "special redemption event," occur and are continuing, and certain other conditions which are more fully described below are satisfied, Countrywide Financial Corporation has the right to redeem all of the junior subordinated debentures. If such a redemption happens, Countrywide Capital is required to use the cash it receives on the redemption of the junior subordinated debentures to redeem all of the preferred and common securities at a redemption price equal to $25 per trust security plus any accrued and unpaid distributions.

     Please see "Description of the Preferred Securities -- Redemption Procedures" on page S-17 and "Description of the Junior Subordinated Debentures and Related Guarantee -- Optional Redemption" beginning on page S-31 of this prospectus supplement for more information.

PREFERRED SECURITIES MAY BE REDEEMED ON OR AFTER APRIL   , 2008 AT THE OPTION OF
COUNTRYWIDE FINANCIAL CORPORATION.

     The preferred securities may be redeemed, in whole, at any time, or in
part, from time to time, on or after April   , 2008 at a redemption price equal
to $25 per trust security plus any accrued and unpaid distributions to the redemption date. You should assume that this redemption option will be exercised if Countrywide Financial Corporation is able to refinance at a lower interest rate or it is otherwise in the interest of Countrywide Financial Corporation to redeem the junior subordinated debentures. If the junior subordinated debentures are redeemed, Countrywide Capital must redeem the preferred securities and the common securities having an aggregate liquidation amount equal to the aggregate principal amount of junior subordinated debentures to be redeemed.

     Please see "Description of the Preferred Securities -- Redemption Procedures" on page S-17 and "Description of the Junior Subordinated Debentures and Related Guarantee -- Optional Redemption" beginning on page S-31 of this prospectus supplement for more information.

DISTRIBUTION OF JUNIOR SUBORDINATED DEBENTURES MAY HAVE A POSSIBLE ADVERSE EFFECT ON TRADING PRICE.

     Countrywide Financial Corporation has the right at any time to dissolve Countrywide Capital and cause Countrywide Capital, after satisfaction of liabilities to its creditors, to distribute the junior subordinated debentures to holders of the preferred securities and common securities on a pro rata basis.

     Countrywide Financial Corporation has no current intention of causing the dissolution of Countrywide Capital and the distribution of the junior subordinated debentures. Countrywide Financial Corporation anticipates that it would consider exercising this right in the event that expenses associated with maintaining Countrywide Capital were substantially greater than currently expected, such as if a special redemption event occurred. Countrywide Financial Corporation cannot predict the other circumstances under which this right would be exercised.

     Countrywide Financial Corporation cannot predict the market prices for the junior subordinated debentures that may be distributed. Accordingly, the junior subordinated debentures that you receive on a distribution, or the preferred securities you hold pending such a distribution, may trade at a discount to the price that you paid to purchase the preferred securities.

     Because you may receive junior subordinated debentures, you should make an investment decision with regard to the junior subordinated debentures, in addition to the preferred securities. You should carefully review all the information regarding the junior subordinated debentures contained in this prospectus supplement and the accompanying prospectus.

LIMITED VOTING RIGHTS.

     You will have limited voting rights. In particular, only Countrywide Financial Corporation can elect or remove any of Countrywide Capital's trustees.

     See "Countrywide Capital" on page S-11 of this prospectus supplement and "Description of the Preferred Securities -- Voting Rights" beginning on page 9 in the accompanying prospectus.

TRADING PRICE OF THE PREFERRED SECURITIES MAY NOT REFLECT THE VALUE OF ACCRUED BUT UNPAID INTEREST.

     If you use the accrual method of accounting for tax purposes and dispose of your preferred securities between quarterly distributions, you will be required to:

     - include accrued but unpaid interest as ordinary income for United States federal tax purposes; and

     - add the accrued but unpaid income to your adjusted tax basis in the disposed preferred securities.

     If you sell the preferred securities for less than your adjusted tax basis in the preferred securities, you will recognize a loss which generally may not be used to offset ordinary income for United States federal tax purposes. See "United States Federal Income Taxation" beginning on page S-38 of this prospectus supplement.

THERE IS NOT AN ESTABLISHED TRADING MARKET FOR THE PREFERRED SECURITIES.

     Prior to this offering, there has been no public market for the preferred securities. Countrywide Capital will apply to have the preferred securities listed on the NYSE. If approved for listing, trading of the preferred securities on the NYSE is expected to commence within a 30-day period after the initial delivery of the preferred securities. The underwriters have advised Countrywide Financial Corporation and Countrywide Capital that they intend to make a market in the preferred securities prior to commencement of trading on the NYSE, but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the preferred securities.

NO PROTECTION IN HIGHLY LEVERAGED TRANSACTIONS.

     Under the indenture which governs the terms of the junior subordinated debentures, you will not be protected from a highly leveraged transaction, including a change of control of Countrywide Financial Corporation or Countrywide Home Loans or other similar transaction. Such a transaction may have the effect of increasing Countrywide Financial Corporation's or Countrywide Home Loans' liabilities that are senior to the junior subordinated debentures.

CREDITORS OF COUNTRYWIDE FINANCIAL CORPORATION'S SUBSIDIARIES HAVE PRIORITY OVER YOU IN THE EVENT OF A DISTRIBUTION OF ITS SUBSIDIARIES' ASSETS.

     Countrywide Financial Corporation is a holding company and its assets are primarily composed of its investment in the stock of its subsidiaries and certain investment securities. As a result, the creditors of Countrywide Financial Corporation's subsidiaries will have priority over Countrywide Financial Corporation and you in any distribution of the subsidiaries' assets in a liquidation, reorganization or otherwise, except to the extent that Countrywide Financial Corporation is recognized as a creditor of its subsidiaries.

                              COUNTRYWIDE CAPITAL

     This section supplements, and to the extent inconsistent with, replaces the section entitled "The Trusts" in the accompanying Prospectus.

     Countrywide Capital is a statutory trust formed under Delaware law pursuant to:

     - a declaration of trust, dated as of November 21, 2002, as amended, executed by Countrywide Financial Corporation, as sponsor, and the trustees of Countrywide Capital; and

     - the filing of a certificate of trust with the Secretary of State of the State of Delaware on November 21, 2002.

     The declaration will be amended and restated in its entirety substantially in the form filed as an exhibit to the registration statement of which this prospectus supplement and the accompanying prospectus are a part. We refer to this declaration, as so amended and restated, as the "declaration". The declaration has been qualified as an indenture under the Trust Indenture Act.

     Countrywide Capital exists for the exclusive purposes of:

     - issuing the trust securities representing undivided beneficial interests in the assets of Countrywide Capital;

     - investing the gross proceeds of the trust securities in the junior subordinated debentures; and

     - engaging only in other necessary or incidental activities.

     Upon issuance of the preferred securities, the purchasers will own all of the preferred securities. See "Description of the Preferred
Securities -- Book-Entry Only Issuance" beginning on page S-22 of this prospectus supplement. Countrywide Financial Corporation will directly or indirectly purchase common securities in an aggregate liquidation amount equal to at least 3% of the total capital of Countrywide Capital.

     Pursuant to the declaration, the number of Countrywide Capital trustees will initially be five. Countrywide Financial Corporation, as the direct or indirect holder of all the common securities, will have the right to appoint, remove or replace any Countrywide Capital trustee and to increase or decrease the number of Countrywide Capital trustees. Three of the Countrywide Capital trustees, which we refer to as the "regular trustees," are persons who are employees or officers of, or who are affiliated with, Countrywide Financial Corporation. The fourth trustee, the "institutional trustee," will be a financial institution that is unaffiliated with Countrywide Financial Corporation which will serve as institutional trustee under the declaration and as indenture trustee for the purposes of compliance with the provisions of the Trust Indenture Act. Initially, The Bank of New York will be the institutional trustee until removed or replaced by the holder of the common securities. The fifth trustee, the Delaware trustee, will be an entity that maintains its principal place of business in the state of Delaware. Initially, The Bank of New York (Delaware) will act as Delaware trustee.

     The institutional trustee will hold title to the junior subordinated debentures for the benefit of the holders of the trust securities and will have the power to exercise all rights, powers and privileges under the indenture as the holder of the junior subordinated debentures. In addition, the institutional trustee will maintain exclusive control of a segregated non-interest bearing bank account to hold all payments made in respect of the junior subordinated debentures for the benefit of the holders of the trust securities. The institutional trustee will make payments of distributions and payments on liquidation, redemption and otherwise to the holders of the trust securities out of funds from that account.

     For purposes of compliance with the provisions of the Trust Indenture Act, The Bank of New York will act as trustee under the preferred securities guarantee, and as trustee under the indenture which governs the junior subordinated debentures. We refer to The Bank of New York in those respective capacities as the "guarantee trustee" and the "debt trustee."

     Countrywide Financial Corporation will pay all fees and expenses related to Countrywide Capital and the offering of the trust securities. See "Description of the Junior Subordinated Debentures and Related Guarantee -- Miscellaneous" beginning on page S-36 of this prospectus supplement.

                                 CAPITALIZATION

     The following table sets forth Countrywide Financial Corporation's consolidated capitalization at December 31, 2002:

          (1) on an actual basis; and

          (2) on an as adjusted basis to give effect to the issuance of the preferred securities offered hereby (assuming no exercise by the underwriters of their over-allotment option) and the application of the net proceeds therefrom.

     This table should be read in conjunction with our consolidated financial statements and the related notes, in each case incorporated by reference into this prospectus supplement and the accompanying prospectus. See "Additional Information" on page 2 of the accompanying prospectus.

                                                                 AS OF DECEMBER 31, 2002
                                                             -------------------------------
                                                                 ACTUAL        AS ADJUSTED
                                                             --------------   --------------
                                                             (IN THOUSANDS OF U.S. DOLLARS)
Cash.......................................................   $   697,457
                                                              ===========      ===========
DEBT:
  Repurchase agreements....................................   $22,634,839      $22,634,839
  Medium-term notes, Series B, C, D, E, F, G, H, I, J, K
     and Euro..............................................    16,760,892       16,760,892
  Federal Home Loan Bank Advances..........................     1,000,000        1,000,000
  Secured revolving credit facility........................       878,052          878,052
  Convertible debentures...................................       510,084          510,084
  Commercial paper.........................................       123,207          123,207
  Secured notes payable....................................        21,553           21,553
                                                              -----------      -----------
     Total debt............................................    41,928,627       41,928,627
Company-obligated mandatorily redeemable securities of
  subsidiary trusts holding company guaranteed subordinated
  debt.....................................................       500,000          500,000
    % trust preferred securities offered hereby............            --
SHAREHOLDERS' EQUITY:
  Preferred stock -- authorized 1,500,000 shares of $0.05
     par value issued and outstanding, none................            --               --
  Common stock -- authorized, 240,000,000 shares of $0.05
     par value; issued and outstanding, 126,563,333 shares
     at December 31, 2002..................................         6,330            6,330
  Additional paid-in capital...............................     1,657,144        1,657,144
  Accumulated other comprehensive income...................       186,799          186,799
  Retained earnings........................................     3,310,860        3,310,860
                                                              -----------      -----------
     Total shareholders' equity............................     5,161,133        5,161,133
                                                              -----------      -----------
Total capitalization.......................................   $47,589,760      $
                                                              ===========      ===========

                                USE OF PROCEEDS

     The trust will use the proceeds of the sale of the trust securities to acquire the junior subordinated debentures from Countrywide Financial Corporation. Countrywide Financial Corporation intends to use the net proceeds from the sale of the junior subordinated debentures for general corporate purposes.

                              ACCOUNTING TREATMENT

     For financial reporting purposes, Countrywide Financial Corporation will treat Countrywide Capital as a subsidiary. Accordingly, Countrywide Financial Corporation will include the accounts of Countrywide Capital in its consolidated financial statements. Countrywide Financial Corporation will include the preferred securities in its consolidated balance sheet, and will include appropriate disclosures about Countrywide Capital, the preferred securities, the guarantee and the junior subordinated debentures in the notes to Countrywide Financial Corporation's consolidated financial statements. For financial reporting purposes, Countrywide Financial Corporation will record distributions on the preferred securities in its consolidated statements of income.

     Countrywide Capital will not be required to provide separate reports under the Exchange Act.

                    DESCRIPTION OF THE PREFERRED SECURITIES

     The preferred securities will be issued pursuant to the terms of an amended and restated declaration of trust. The declaration has been qualified as an indenture under the Trust Indenture Act. The institutional trustee, The Bank of New York, will act as trustee for the preferred securities under the declaration for purposes of compliance with the provisions of the Trust Indenture Act. The terms of the preferred securities will include those stated in the declaration and those made part of the declaration by the Trust Indenture Act.

     Set forth below is a summary of the material terms and provisions of the preferred securities. This summary supplements, and to the extent inconsistent, replaces, the description set forth under the caption "Description of the Preferred Securities" in the accompanying prospectus. This summary, which describes the material provisions of the preferred securities, is not intended to be complete and is qualified by the declaration, by the Delaware Statutory Trust Act and by the Trust Indenture Act.

GENERAL

     The declaration authorizes the regular trustees to issue the trust securities on behalf of Countrywide Capital. The trust securities represent undivided beneficial interests in the assets of Countrywide Capital. All of the common securities will be owned, directly or indirectly, by Countrywide Financial Corporation. The common securities rank equally, and payments will be made on a pro rata basis, with the preferred securities. However, if a "declaration event of default", as defined under "-- Declaration Events of Default" on page S-19 of this prospectus supplement, occurs and is continuing, the rights of the holders of the common securities to receive payments will be subordinated to the rights of the holders of the preferred securities.

     The declaration does not permit Countrywide Capital to issue any securities other than the trust securities or to incur any indebtedness. Under the declaration, the institutional trustee will hold legal title to the junior subordinated debentures purchased by Countrywide Capital for the benefit of the holders of the trust securities.

     Payments on the preferred securities are guaranteed by Countrywide Financial Corporation and Countrywide Home Loans to the extent described under "Description of the Preferred Securities Guarantee" beginning on page S-27 of this prospectus supplement. The preferred securities guarantee will be held by The Bank of New York, as guarantee trustee, for the benefit of the holders of the preferred securities. The preferred securities guarantee does not cover payment of distributions when Countrywide Capital does not have sufficient available funds to pay those distributions. In that event, the remedy of a holder of preferred securities is to vote to direct the institutional trustee to enforce the institutional trustee's rights under the junior subordinated debentures and the related debenture guarantee, or, if there is a default in the payment of distributions, including when Countrywide Capital does not have sufficient available funds to pay those distributions, the holder may take "direct action," as defined in the accompanying prospectus on page 9. See
"-- Declaration Events of Default" and "-- Voting Rights" below and "Description of the Preferred Securities -- Voting Rights" in the accompanying prospectus beginning on page 9.

DISTRIBUTIONS

     Distributions on the preferred securities will be fixed at an annual rate
equal to      % on the liquidation amount of $25 per preferred security.
Distributions which are unpaid for more than one quarter will accumulate additional distributions at that same rate, compounded quarterly to the extent permitted by law. The term "distribution" as used in this prospectus supplement and the accompanying prospectus, includes any interest payable on unpaid distributions unless otherwise stated.

     The amount of distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. The amount of distributions payable for any period shorter than a full quarterly period will be computed on the basis of the actual number of days elapsed per 30-day month. If any distribution payment date is not a business day, then the distribution will be made on the next succeeding day that is a business day and without any interest or other payment in respect of the delay. However, if the next business day is in the next calendar year, payment of distributions will be made on the preceding business day. A "business day" is each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York, New York or Los Angeles, California are authorized or obligated by law, executive order or regulation to remain closed.

     Distributions on the preferred securities:

          (1) will be cumulative;

          (2) will accrue from April   , 2003; and

          (3) except as otherwise described below, will be payable quarterly in
     arrears on           ,           ,           and           of each year,
     commencing           , 2003.

     If no event of default under the junior subordinated debentures has occurred and is continuing, Countrywide Financial Corporation may defer payments of interest on the junior subordinated debentures by extending the interest payment period from time to time on the junior subordinated debentures. We refer to any such period as an "extension period." If Countrywide Financial Corporation exercises this extension option, quarterly distributions on the preferred securities would also be deferred during the relevant extension period. During this extension period, distributions will continue to accrue on
the preferred securities at an annual rate of      % of the liquidation amount
of $25 per preferred security. Also, the deferred distributions will themselves
accrue interest (to the extent permitted by law) at an annual rate of      %,
compounded quarterly. This right to extend the interest payment period for the junior subordinated debentures is limited to an aggregate period not exceeding 20 consecutive quarters for each extension period, and may not extend beyond
April   , 2033, the "stated maturity" of the junior subordinated debentures.
Upon the termination of any extension period and the payment of all amounts then due, Countrywide Financial Corporation may select a new extension period, subject to the above requirements. See "Description of the Junior Subordinated Debentures and Related Guarantee -- Interest" and "-- Option to Extend Interest Payment Period" beginning on page S-32 of this prospectus supplement.

     If Countrywide Financial Corporation exercises this extension option, then during any extension period:

          (1) Neither guarantor under the preferred securities guarantee will declare or pay any dividend on, make any distributions with respect to, or redeem, purchase, acquire, or make a liquidation payment relating to, any of its capital stock other than:

             (a) repurchases, redemptions or other acquisitions of shares of capital stock of such guarantor, common stock in connection with any employee benefit plans or any other contractual obligation of such guarantor, other than a contractual obligation ranking equally with or junior to the junior subordinated debentures or the debenture guarantee in the respective cases of Countrywide Financial Corporation or Countrywide Home Loans;

             (b) as a result of a reclassification of such guarantor's capital stock or an exchange or conversion of one class or series of such guarantor's capital stock for another class or series of such guarantor's capital stock; or

             (c) the purchase of fractional interests in shares of such guarantor's capital stock pursuant to the conversion or exchange provisions of that capital stock or the security being converted or exchanged;

          (2) Neither guarantor under the preferred securities guarantee will make any payment of interest, principal or premium on, or repay, repurchase or redeem any debt securities issued by such guarantor which rank equally with or junior to the junior subordinated debentures or the debenture guarantee in the respective cases of Countrywide Financial Corporation or Countrywide Home Loans; and

          (3) Neither guarantor under the preferred securities guarantee will make any guarantee payments with respect to the foregoing, other than pursuant to the preferred securities guarantee.

     If distributions are deferred, the deferred distributions and accumulated but unpaid distributions will be paid to holders of the preferred securities as they appear on the books and records of Countrywide Capital on the record date next following the termination of that extension period.

     Distributions on the preferred securities must be paid on the dates payable to the extent that Countrywide Capital has funds available for the payment of those distributions. Countrywide Capital's funds available for distribution to the holders of the preferred securities will be limited to payments received from Countrywide Financial Corporation on the junior subordinated debentures and payments, if any, from Countrywide Home Loans under the debenture guarantee. See "Description of the Junior Subordinated Debentures and Related Guarantee" beginning on page S-28 of this prospectus supplement. The payment of distributions out of moneys held by Countrywide Capital is guaranteed by Countrywide Financial Corporation and Countrywide Home Loans on a joint and several basis to the extent set forth under "Description of the Preferred Securities Guarantee" beginning on page S-27 in this prospectus supplement.

PAYMENT AND RECORD DATES

     Distributions will be payable to the holders of the preferred securities as they appear on the books and records of Countrywide Capital on the relevant record dates. As long as the preferred securities are in book-entry form, the record date will be one business day prior to the relevant payment date. If the preferred securities are not in book-entry form, the record date will be the
          ,           ,           and           next preceding each interest
payment date. The record dates and payment dates for the preferred securities are the same as the record dates and payment dates for the junior subordinated debentures.

     If Countrywide Capital does not pay a distribution because Countrywide Financial Corporation fails to make the corresponding interest payment on the junior subordinated debentures and Countrywide Home Loans fails to make the required payment under the debenture guarantee, that defaulted distribution will be payable to the person in whose name the preferred security is registered on the special record date established by the regular trustees. This record date will correspond to the special record date or other specified date determined in accordance with the indenture. This means that the defaulted distribution will not be paid to the person in whose name the preferred security is registered on the original record date. However, distributions will not be considered payable on any distribution payment date falling within an extension period unless Countrywide Financial Corporation has elected to make a full or partial payment of interest accrued on the junior subordinated debentures on that distribution payment date.

     Countrywide Capital will pay distributions on the preferred securities through the institutional trustee, who will hold amounts received on the junior subordinated debentures for the benefit of the holders of the trust securities. Subject to any applicable laws and regulations and the provisions of the declaration, each payment of distributions will be made as described under "-- Book-Entry Only Issuance" below.

REDEMPTION

     The stated maturity of the junior subordinated debentures is April   ,
2033. The junior subordinated debentures will be redeemable prior to the stated maturity at the option of Countrywide Financial Corporation at a redemption price equal to 100% of the principal amount, plus accrued and unpaid interest to the date of redemption:

          (1) in whole or in part, from time to time, on or after April   ,
     2008; or

          (2) at any time prior to April   , 2008, in whole but not in part,
     upon the occurrence and continuation of a special redemption event as defined under "Description of the Junior Subordinated Debentures and Related Guarantee -- Optional Redemption" on page S-31 of this prospectus supplement.

     Countrywide Financial Corporation will obtain regulatory approval from the Federal Reserve to redeem the debentures, if then required.

     Countrywide Capital will use the proceeds from any repayment or redemption of the junior subordinated debentures to simultaneously redeem trust securities having an aggregate liquidation amount equal to the aggregate principal amount of the junior subordinated debentures so repaid or redeemed. We refer to this amount as the "redemption price." Holders of trust securities must be given not less than 30 nor more than 60 days' prior notice of any early redemption. See "Description of the Junior Subordinated Debentures and Related
Guarantee -- Optional Redemption" beginning on page S-31 of this prospectus supplement. If fewer than all of the outstanding trust securities are to be redeemed, Countrywide Capital will redeem the trust securities pro rata.

REDEMPTION PROCEDURES

     Countrywide Capital may not redeem fewer than all of the outstanding preferred securities unless it has paid all accrued and unpaid distributions on all trust securities for all quarterly distribution periods terminating on or prior to the date of redemption.

     If Countrywide Capital gives a notice of redemption of the trust securities and Countrywide Financial Corporation has paid to Countrywide Capital a sufficient amount of cash in connection with the related redemption or maturity of the junior subordinated debentures, then immediately prior to the close of business on the redemption date:

          (1) distributions will cease to accrue on the preferred securities called for redemption;

          (2) the preferred securities called for redemption will no longer be deemed to be outstanding; and

          (3) all rights of holders of the preferred securities called for redemption will cease, except the right of the holders of those preferred securities to receive the redemption price, but without interest.

     Any notice of redemption will be irrevocable. If any date fixed for redemption of trust securities is not a business day, then the redemption date will be postponed to the next succeeding day that is a business day.

     If Countrywide Financial Corporation fails to repay junior subordinated debentures on maturity or on the date fixed for a redemption and Countrywide Home Loans fails to make a required payment under the debenture guarantee or if payment of the redemption price is improperly withheld or refused and not paid by Countrywide Capital or by Countrywide Financial Corporation or Countrywide Home Loans under the preferred securities guarantee, distributions on those preferred securities will continue to accrue to the date of payment. In that case, the actual payment date will be considered the date fixed for redemption for purposes of calculating the redemption price.

     Countrywide Capital will not be required to:

          (1) issue, or register the transfer or exchange of, any trust securities after the mailing of a notice of redemption of trust securities; and

          (2) register the transfer or exchange of any trust securities so selected for redemption, in whole or in part, except the unredeemed portion of any trust securities being redeemed in part.

     Subject to the foregoing and applicable law, including, without limitation, United States federal securities laws, Countrywide Financial Corporation or its subsidiaries may at any time, and from time to time, purchase outstanding preferred securities by tender, in the open market or by private agreement.

DISTRIBUTION OF THE JUNIOR SUBORDINATED DEBENTURES

     Countrywide Financial Corporation will have the right at any time to dissolve Countrywide Capital and, after satisfaction of liabilities to its creditors, cause the junior subordinated debentures to be distributed to the holders of the trust securities. However, in order to do so, Countrywide Financial Corporation will be required to deliver to the trustees an opinion of nationally recognized tax counsel that the distribution will not be a taxable event to the owners of the preferred securities for federal income tax purposes. If the junior subordinated debentures are distributed to the holders of the preferred securities, Countrywide Financial Corporation will use its best efforts to cause the junior subordinated debentures to be listed on any exchange as the preferred securities are then listed.

     On the date for any distribution of junior subordinated debentures upon dissolution of Countrywide Capital:

          (1) the preferred securities will no longer be deemed to be outstanding;

          (2) DTC or its nominee, as the record holder of the preferred securities, will receive a registered global certificate or certificates representing the junior subordinated debentures to be delivered upon that distribution; and

          (3) any certificates representing preferred securities not held by DTC or its nominee, until those certificates are presented to Countrywide Financial Corporation or its agent for transfer or reissuance, will be deemed to represent junior subordinated debentures having:

             (a) an aggregate principal amount equal to the aggregate stated liquidation amount of the preferred securities;

             (b) an interest rate identical to the distribution rate of the preferred securities; and

             (c) accrued and unpaid interest equal to accrued and unpaid distributions on the preferred securities.

LIQUIDATION DISTRIBUTION UPON DISSOLUTION

     If Countrywide Capital liquidates, dissolves, winds-up or terminates, each of which we refer to as a "liquidation", holders of the preferred securities will be entitled to receive out of the assets of Countrywide

Capital, after satisfaction of liabilities to creditors, a distribution per preferred security in an amount equal to the aggregate of the stated liquidation amount of $25 per preferred security plus accrued and unpaid distributions to the date of payment. We refer to this distribution as the "liquidation distribution." This distribution will not be paid if, in connection with a liquidation, junior subordinated debentures with terms that match the preferred securities have been distributed on a pro rata basis to the holders of the preferred securities.

     If, upon any liquidation, the liquidation distribution can be paid only in part because Countrywide Capital does not have sufficient assets to pay in full the entire liquidation distribution, then the amounts payable directly by Countrywide Capital on the preferred securities will be paid on a pro rata basis.

     The holders of the common securities will be entitled to receive distributions upon any liquidation pro rata with the holders of the preferred securities. However, if a declaration event of default has occurred and is continuing, the preferred securities will have a preference over the common securities with regard to those distributions.

     Pursuant to the declaration, Countrywide Capital will dissolve:

          (1) on November 21, 2056, the expiration of the term of Countrywide Capital;

          (2) upon the insolvency or bankruptcy of Countrywide Financial Corporation, Countrywide Home Loans or Countrywide Capital;

          (3) upon the filing of a certificate of dissolution or its equivalent with respect to Countrywide Financial Corporation or Countrywide Home Loans;

          (4) after obtaining the consent of the holders of at least a majority in liquidation amount of the trust securities, voting together as a single class, to dissolve Countrywide Capital;

          (5) upon the revocation of Countrywide Financial Corporation's or Countrywide Home Loans' charter and the expiration of 90 days after the date of revocation without the charter being reinstated;

          (6) upon the distribution of all of the junior subordinated debentures to the holders of the trust securities;

          (7) upon the entry of a decree of a judicial dissolution of Countrywide Financial Corporation, Countrywide Home Loans or Countrywide Capital; or

          (8) upon the redemption of all the trust securities.

DECLARATION EVENTS OF DEFAULT

     An "indenture event of default" is an event of default under the indenture and also constitutes a "declaration event of default," which is an event of default under the declaration relating to the trust securities. See "Description of the Junior Subordinated Debentures and the Related Guarantees -- Events of Default, Waiver and Notice" in the accompanying prospectus beginning on page 17 for a description of indenture events of default.

     Under the declaration, the holder of the common securities will be deemed to have waived any declaration event of default relating to the common securities until all declaration events of default relating to the preferred securities have been cured, waived or otherwise eliminated. Until all declaration events of default relating to the preferred securities have been cured, waived or otherwise eliminated, the institutional trustee will be acting solely on behalf of the holders of the preferred securities. Only the holders of the preferred securities will have the right to direct the institutional trustee with respect to certain matters under the declaration, and therefore the indenture. If a declaration event of default relating to the preferred securities is waived by the holders of the preferred securities, the holders of the common securities have agreed that the waiver also constitutes a waiver of the declaration event of default relating to the common securities for all purposes under the declaration without any further act, vote or consent of the holders of the common securities.

     If the institutional trustee fails to enforce its rights under the junior subordinated debentures after a holder of preferred securities has made a written request, to the fullest extent permitted by law, the holder of preferred securities may directly institute a legal proceeding against Countrywide Financial Corporation or Countrywide Home Loans to enforce these rights without first suing the institutional trustee or any other person or entity. If a declaration event of default has occurred and is continuing and the event is attributable to the failure of Countrywide Financial Corporation to pay interest or principal on the junior subordinated debentures or the failure of Countrywide Home Loans to make payments under the debenture guarantee on the date the interest or principal is otherwise payable, or in the case of redemption, the redemption date, then a holder of preferred securities may also bring a direct action. This means that a holder may directly sue Countrywide Financial Corporation or Countrywide Home Loans to enforce payment of the principal or interest on the junior subordinated debentures having an aggregate principal amount equal to the aggregate liquidation amount of the preferred securities of the holder or payment under the debenture guarantee on or after the due date specified in the junior subordinated debentures. The holder need not first (1) direct the institutional trustee to enforce the terms of the junior subordinated debentures or the debenture guarantee or (2) sue Countrywide Financial Corporation or Countrywide Home Loans to enforce the institutional trustee's rights under the junior subordinated debentures or the debenture guarantee.

     In connection with the direct action, Countrywide Financial Corporation or Countrywide Home Loans will be entitled to repayment of amounts that a holder of preferred securities receives in respect of an unpaid distribution that resulted in the bringing of a direct action to the extent that the holder receives or has already received full payment relating to the unpaid distribution from Countrywide Capital. The holders of preferred securities will not be able to exercise directly any other remedy available to the holders of the junior subordinated debentures.

     Upon the occurrence of an indenture event of default, the institutional trustee as the sole holder of the junior subordinated debentures will have the right under the indenture to declare the principal of and interest on the junior subordinated debentures to be immediately due and payable. Countrywide Financial Corporation, Countrywide Home Loans and Countrywide Capital are each required to file annually with the institutional trustee an officer's certificate as to its respective compliance with all conditions and covenants under the declaration.

VOTING RIGHTS

     Except as described in the accompanying prospectus under "Description of the Preferred Securities -- Voting Rights" beginning on page 9 and under "Description of the Preferred Securities Guarantees -- Modification of the Preferred Securities Guarantees; Assignment" on page 12, and in this prospectus supplement under "-- Modification of the Declaration" and "-- Mergers, Consolidations or Amalgamations of Countrywide Capital" below and as otherwise required by the Delaware Statutory Trust Act, the Trust Indenture Act, and other applicable law and the declaration, the holders of the preferred securities will have no voting rights.

MODIFICATION OF THE DECLARATION

     The declaration may be modified and amended if approved by the regular trustees, and in certain circumstances, the institutional trustee and Delaware trustee. However, if any proposed amendment provides for, or the regular trustees otherwise propose to effect:

          (1) any action that would adversely affect the powers, preferences or special rights of the trust securities, whether by way of amendment to the declaration or otherwise; or

          (2) the dissolution, winding-up or termination of Countrywide Capital other than pursuant to the terms of the declaration,

then the holders of the trust securities voting together as a single class will be entitled to vote on such amendment or proposal. That amendment or proposal will not be effective except with the approval of at least a majority in liquidation amount of the trust securities affected thereby. If, however, any amendment or proposal referred to in clause (1) above would adversely affect only the preferred securities or the common securities, then only holders of the affected class will be entitled to vote on such amendment or proposal. The amendment or proposal will not be effective except with the approval of a majority in liquidation amount of that class of trust securities.

     Despite the foregoing, no amendment or modification may be made to the declaration if the amendment or modification would:

          (1) cause Countrywide Capital to be classified for United States federal income taxation purposes as other than a grantor trust;

          (2) reduce or otherwise adversely affect the powers of the institutional trustee; or

          (3) cause Countrywide Capital to be deemed an "investment company" which is required to be registered under the Investment Company Act of 1940.

MERGERS, CONSOLIDATIONS OR AMALGAMATIONS OF COUNTRYWIDE CAPITAL

     Countrywide Capital may not consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets, to any corporation or other body, except as described below. Countrywide Capital may, with the consent of the regular trustees and without the consent of the holders of the trust securities, the institutional trustee or the Delaware trustee, consolidate, amalgamate, merge with or into, or be replaced by a trust organized as such under the laws of any State of the United States; provided, that:

          (1) if Countrywide Capital is not the survivor, the successor entity either:

             (a) expressly assumes all of the obligations of Countrywide Capital under the trust securities; or

             (b) substitutes for the preferred securities other securities having substantially the same terms as the preferred securities, so long as the successor securities rank the same as the preferred securities rank regarding distributions and payments upon liquidation, redemption and otherwise;

          (2) Countrywide Financial Corporation expressly acknowledges a trustee of the successor entity possessing the same powers and duties as the institutional trustee, in its capacity as the holder of the junior subordinated debentures;

          (3) the preferred securities or any successor securities are listed, or any successor securities will be listed upon notification of issuance, on any national securities exchange or with another organization on which the preferred securities are then listed or quoted;

          (4) the merger, consolidation, amalgamation or replacement does not cause the preferred securities, including any successor securities, to be downgraded by any nationally recognized statistical rating organization;

          (5) the merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of the trust securities, including any successor securities, in any material respect, other than with respect to any dilution of the holders' interest in the new entity;

          (6) the successor entity has a purpose identical to that of Countrywide Capital;

          (7) prior to the merger, consolidation, amalgamation or replacement, Countrywide Capital has received an opinion of a nationally recognized independent counsel to Countrywide Capital experienced in those matters that:

             (a) the merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of the trust securities, including any successor securities, in any material respect, other than with respect to any dilution of the holders' interest in the new entity;

             (b) following the merger, consolidation, amalgamation or replacement, neither Countrywide Capital nor the successor entity will be required to register as an "investment company" under the Investment Company Act; and

             (c) following the merger, consolidation, amalgamation or replacement, Countrywide Capital (or the successor entity) will be treated as a grantor trust for United States federal income tax purposes; and

          (8) Countrywide Financial Corporation and Countrywide Home Loans guarantee the obligations of the successor entity under the successor securities at least to the extent provided by the preferred securities guarantee.

     Despite the foregoing, Countrywide Capital may with the consent of holders of 100% in liquidation amount of the trust securities, consolidate, amalgamate, merge with or into, or be replaced by another entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it, although the consolidation, amalgamation, merger or replacement would cause Countrywide Capital or the successor entity to be classified as other than a grantor trust for United States federal income tax purposes.

BOOK-ENTRY ONLY ISSUANCE

     The preferred securities will be book-entry securities. Upon issuance, all book-entry securities will be represented by one or more fully registered global preferred securities. Each global preferred security will be deposited with, or on behalf of, DTC, a securities depository, and will be registered in the name of DTC or a nominee of DTC. DTC will therefore be the only registered holder of the preferred securities and will be considered the sole owner of the preferred securities for purposes of the declaration.

     Purchasers of preferred securities may only hold interests in the global notes through DTC if they are a participant in the DTC system. Purchasers may also hold interests through a securities intermediary -- banks, brokerage houses and other institutions that maintain securities accounts for customers -- that has an account with DTC or its nominee. DTC is required to maintain accounts showing the preferred security holdings of its participants, and these participants are in turn required to maintain accounts showing the preferred security holdings of their customers. Some of these customers may themselves be securities intermediaries holding preferred securities for their customers. Therefore, each beneficial owner of a book-entry preferred security that is not itself a participant in the DTC system will hold that preferred security indirectly through a hierarchy of intermediaries, with DTC at the "top" and the beneficial owner's own securities intermediary at the "bottom."

     The preferred securities of each beneficial owner of a book-entry security will be evidenced solely by entries on the books of the beneficial owner's securities intermediary. The actual purchaser of the preferred securities will generally not be entitled to have the preferred securities represented by the global securities registered in its name and will not be considered the owner under the declaration. In most cases, a beneficial owner will also not be able to obtain a physical certificate evidencing the holder's ownership of preferred securities. The book-entry system for holding preferred securities eliminates the need for physical movement of certificates and is the system through which most publicly traded common stock is held in the United States. However, the laws of some jurisdictions require some purchasers of securities to take physical delivery of their securities in definitive form. These laws may impair the ability to transfer book-entry securities.

     A beneficial owner of book-entry securities represented by a global preferred security may exchange the securities for definitive preferred securities only if:

          (1) DTC is unwilling or unable to continue as depositary for the global preferred security and Countrywide Financial Corporation is unable to find a qualified replacement for DTC within 90 days;

          (2) at any time DTC ceases to be a clearing agency registered under the Exchange Act;

          (3) a declaration event of default has occurred and is continuing; or

          (4) Countrywide Financial Corporation in its sole discretion decides to allow some or all of the book-entry securities to be exchangeable for definitive preferred securities in registered form.

     Any global preferred security that is exchangeable will be exchangeable in whole for definitive preferred securities in registered form, with the same terms and of an equal aggregate stated liquidation amount, in denominations of $25 and whole multiples of $25. Definitive preferred securities will be registered in the name or names of the person or persons specified by DTC in a written instruction to the registrar of the securities. DTC may base its written instruction upon directions it receives from its participants.

     In this prospectus supplement and accompanying prospectus, for book-entry preferred securities, references to actions taken by preferred security holders will mean actions taken by DTC upon instructions from its participants. References to payments and notices of redemption to preferred security holders will mean payments and notices of redemption to DTC as the registered holder of the preferred securities for distribution to participants in accordance with DTC's procedures.

     DTC has advised Countrywide Financial Corporation that DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under section 17A of the Exchange Act. The rules applicable to DTC and its participants are on file with the SEC.

     Countrywide Financial Corporation and the trustees will not have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the book-entry securities or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

     DTC may discontinue providing its services as securities depositary with respect to the preferred securities at any time by giving reasonable notice to Countrywide Capital. Under those circumstances, if a successor securities depositary is not obtained, preferred securities certificates are required to be printed and delivered. Additionally, the regular trustees, with the consent of Countrywide Financial Corporation, may decide to discontinue use of the system of book-entry transfers through DTC or any successor depositary with respect to the preferred securities. In that event, certificates for the preferred securities will be printed and delivered.

     Purchasers of preferred securities can hold interests in the global preferred securities through Clearstream International or through Euroclear Bank S.A./N.V., as operator of the Euroclear System, only if they are participants in these systems or indirectly through organizations that are participants in these systems. Because DTC will be the only registered owner of the global preferred securities, Clearstream and Euroclear will hold positions through their respective U.S. depositaries, which in turn will hold positions on the books of DTC. Citibank, N.A. will act as U.S. depositary for Clearstream, and JPMorgan Chase Bank will act as U.S. depositary for Euroclear.

  CLEARSTREAM

     Clearstream International was incorporated as a limited liability company under Luxembourg law. Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream customers through electronic book-entry changes in accounts of Clearstream customers, thus eliminating the need for physical movement of certificates. Clearstream provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in a number of countries. Clearstream has established an electronic bridge with Euroclear Bank S.A./N.V., the operator of the Euroclear System, to facilitate settlement of trades between Clearstream and Euroclear.

     As a registered bank in Luxembourg, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector. Clearstream customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. In the United States, Clearstream customers are limited to securities brokers and dealers and banks. Clearstream customers may include the underwriters. Other institutions that maintain a custodial relationship with a Clearstream customer may obtain indirect access to Clearstream. Clearstream is an indirect participant in DTC.

     Distributions with respect to the preferred securities held beneficially through Clearstream will be credited to cash accounts of Clearstream customers in accordance with its rules and procedures, to the extent received by Clearstream.

  THE EUROCLEAR SYSTEM

     The Euroclear System was created in 1968 to hold securities for participants of the Euroclear System and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thus eliminating the need for physical movement of certificates and risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in many currencies, including U.S. dollars and Euros. The Euroclear System provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described below.

     The Euroclear System is operated by Euroclear Bank S.A./N.V. (the "Euroclear Operator"), under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation (the "Cooperative"). The Euroclear Operator conducts all operations and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator not the Cooperative. The Cooperative establishes policy for the Euroclear System on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly. Euroclear is an indirect participant in DTC.

     The Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law govern securities clearance accounts and cash accounts with the Euroclear Operator. Specifically, these terms and conditions govern:

     - transfers of securities and cash within the Euroclear System;

     - withdrawal of securities and cash from the Euroclear System; and

     - receipts of payments with respect to securities in the Euroclear System.

     All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the terms and conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding securities through Euroclear participants.

     Distributions with respect to preferred securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Euroclear Terms and Conditions, to the extent received by the Euroclear Operator and by Euroclear.

  GLOBAL CLEARANCE AND SETTLEMENT PROCEDURES

     Initial settlement for the preferred securities will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way, in accordance with DTC's rules, and will be settled in immediately available funds using DTC's same-day funds settlement system. Secondary market trading between Clearstream participants and/or Euroclear participants will occur in the ordinary way, in accordance with the applicable rules and operating procedures of Clearstream and

Euroclear, and will be settled using the procedures applicable to conventional eurobonds in immediate available funds.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream or Euroclear participants, on the other, will be effected through DTC, in accordance with DTC's rules, on behalf of the relevant European international clearing system by the U.S. depositaries. However, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in this system in accordance with its rules and procedures and within its established deadlines, European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving preferred securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to DTC.

     Because of time-zone differences, credits of preferred securities received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and will be credited the business day following the DTC settlement date. These credits or any transactions in such preferred securities settled during such processing will be reported to the relevant Euroclear or Clearstream participants on that business day. Cash received in Clearstream or Euroclear as a result of sales of preferred securities by or through a Clearstream participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date, but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

     Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of preferred securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform these procedures, and these procedures may be discontinued at any time.

  DISTRIBUTIONS ON BOOK-ENTRY SECURITIES

     Countrywide Financial Corporation will make all distributions on book-entry preferred securities to DTC. Upon receipt of any payment, DTC will immediately credit the accounts of its participants on its book-entry registration and transfer system. DTC will credit those accounts in proportion to the participants' respective beneficial interests in the global preferred securities as shown on the records of DTC. Payments by participants to beneficial owners of book-entry preferred securities will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of those participants.

     Distributions on book-entry preferred securities held beneficially through Clearstream will be credited to Clearstream participants, in accordance with Clearstream's rules and procedures, to the extent received by its U.S. depositary.

     Distributions on book-entry preferred securities held beneficially through Euroclear will be credited to Euroclear participants, in accordance with the Euroclear Terms and Conditions, to the extent received by its U.S. depositary.

  GENERAL

     The information in this section concerning DTC, Clearstream and Euroclear has been obtained from sources that Countrywide Financial Corporation, Countrywide Home Loans and Countrywide Capital believe to be reliable, but neither Countrywide Financial Corporation, Countrywide Home Loans nor Countrywide Capital takes responsibility for the accuracy thereof.

PAYMENT

     Payments on the preferred securities represented by the global certificates will be made to DTC, which will credit the relevant accounts at DTC on the applicable distribution dates. In the case of definitive securities, payments will be made by check mailed to the address of the holder as that address appears on the records of Countrywide Capital's registrar and transfer agent.

REGISTRAR, TRANSFER AGENT AND PAYING AGENT

     If the preferred securities do not remain in book-entry only form, the following provisions will apply:

          (1) the institutional trustee will act as paying agent and may designate an additional or substitute paying agent at any time;

          (2) registration of transfers of preferred securities will be effected without charge by or on behalf of Countrywide Capital, but upon payment, with the giving of such indemnity as the regular trustees may require, in respect of any tax or other government charges that may be imposed in relation to it; and

          (3) Countrywide Capital will not be required to register or cause to be registered the transfer of preferred securities after those preferred securities have been called for redemption.

INFORMATION CONCERNING THE INSTITUTIONAL TRUSTEE

     Prior to the occurrence of a declaration event of default and after the curing of any declaration event of default that may have occurred, the institutional trustee undertakes to perform only such duties as are specifically set forth in the declaration. After such a declaration event of default, the institutional trustee will exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. The institutional trustee is under no obligation to exercise any of the powers vested in it by the declaration at the request of any holder of preferred securities, unless offered indemnity satisfactory to it by the holder against the costs, expenses and liabilities that the institutional trustee might incur by exercising those powers. The holders of preferred securities will not be required to offer that indemnity if the holders, by exercising their voting rights, direct the institutional trustee to take any action following a declaration event of default. The institutional trustee also serves as trustee under the preferred securities guarantee and the indenture. The institutional trustee has commercial banking relationships with, and serves as trustee for other securities issued by, Countrywide Financial Corporation and Countrywide Home Loans.

GOVERNING LAW

     The declaration and the preferred securities will be governed by, and construed in accordance with, the laws of the State of Delaware.

MISCELLANEOUS

     The regular trustees are authorized and directed to operate Countrywide Capital in such a way so that Countrywide Capital will not be required to register as an "investment company" under the Investment Company Act or characterized as other than a grantor trust for United States federal income tax purposes. Countrywide Financial Corporation is authorized and directed to conduct its affairs so that the junior subordinated debentures will be treated as indebtedness of Countrywide Financial Corporation for United States federal income tax purposes. In this connection, Countrywide Financial Corporation and the regular trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of Countrywide Capital or the certificate of incorporation of Countrywide Financial Corporation, that each of Countrywide Financial Corporation and the regular trustees determine in their discretion to be necessary or desirable to achieve that end, as long as that action does not adversely affect the interests of the holders of the preferred securities or vary the terms of the preferred securities.

     Holders of the preferred securities have no preemptive rights.

               DESCRIPTION OF THE PREFERRED SECURITIES GUARANTEE

     Countrywide Financial Corporation and Countrywide Home Loans will jointly and severally agree, to the extent set forth in the preferred securities guarantee, to pay in full to the holders of the preferred securities the guarantee payments, as defined in the accompanying prospectus, except to the extent paid by Countrywide Capital, as and when due, regardless of any defense, right of set-off or counterclaim which Countrywide Capital may have or assert, other than the defense of payment. Countrywide Financial Corporation's and Countrywide Home Loans' obligation to make a payment under the preferred securities guarantee may be satisfied by direct payment of the required amounts by Countrywide Financial Corporation and/or Countrywide Home Loans to the holders of preferred securities or by causing Countrywide Capital to pay those amounts to those holders. If Countrywide Financial Corporation does not make payments on the junior subordinated debentures and Countrywide Home Loans does not make payments under the debenture guarantee, Countrywide Capital will not have sufficient funds to make payments on the preferred securities. The preferred securities guarantee does not apply to any payment of distributions unless and until Countrywide Capital has sufficient funds for the payment of those distributions.

     The preferred securities guarantee, when taken together with Countrywide Financial Corporation's obligations under the junior subordinated debentures and the indenture and its obligations under the declaration, including its obligations to pay costs, expenses, debts and liabilities of Countrywide Capital, other than with respect to the trust securities, and Countrywide Home Loans' guarantee of the junior subordinated debentures and its guarantee of the payment of those costs, expenses, debts and liabilities provides a full and unconditional preferred securities guarantee on a subordinated basis by Countrywide Financial Corporation and Countrywide Home Loans of payments due on the preferred securities.

     The preferred securities guarantee has been qualified as an indenture under the Trust Indenture Act. The Bank of New York will act as preferred securities guarantee trustee. The terms of the preferred securities guarantee will be those set forth in that preferred securities guarantee and those made part of the preferred securities guarantee by the Trust Indenture Act. The preferred securities guarantee will be held by the guarantee trustee for the benefit of the holders of the preferred securities. A summary description of the preferred securities guarantee appears beginning on page 11 in the accompanying prospectus under the caption "Description of the Preferred Securities Guarantees." That summary is qualified in its entirety to the extent that Countrywide Home Loans will also be a guarantor under the preferred securities guarantee and be subject to the same obligations thereunder as and to the extent of Countrywide Financial Corporation's obligations thereunder.

STATUS OF THE PREFERRED SECURITIES GUARANTEE

     The preferred securities guarantee will constitute Countrywide Financial Corporation's and Countrywide Home Loans' unsecured obligation and will rank subordinate and junior in right of payment to all of their respective senior indebtedness. The declaration provides that each holder of preferred securities by acceptance thereof agrees to the subordination provisions and other terms of the preferred securities guarantee. The preferred securities guarantee will constitute a guarantee of payment and not of collection (i.e., the guaranteed party may institute a legal proceeding directly against Countrywide Financial Corporation and Countrywide Home Loans to enforce its rights under the preferred securities guarantee without first instituting a legal proceeding against any other person or entity). The preferred securities guarantee will not be discharged except by payment of the guarantee payments in full to the extent not previously paid or upon distribution to the holders of the preferred securities of the junior subordinated debentures pursuant to the declaration.

GOVERNING LAW

     The preferred securities guarantee will be governed by, and construed in accordance with, the laws of the State of New York.

               DESCRIPTION OF THE JUNIOR SUBORDINATED DEBENTURES
                             AND RELATED GUARANTEE

     Set forth below is a description of the specific terms of the junior subordinated debentures in which Countrywide Capital will invest the proceeds from the issuance and sale of the trust securities. This description supplements the description of the general terms and provisions of the junior subordinated debentures set forth on page 14 in the accompanying prospectus under the caption "Description of the Junior Subordinated Debentures and the Related Guarantees." While the following description is not intended to be complete and is qualified
by reference to the indenture, to be dated as of April   , 2003, among
Countrywide Financial Corporation, Countrywide Home Loans and The Bank of New York, as supplemented by the first supplemental indenture thereto, to be dated
as of April   , 2003, all material terms of the junior subordinated debentures are set forth in this prospectus supplement and in the accompanying prospectus. We refer to the indenture as so supplemented as the "indenture" and we refer to The Bank of New York in its capacity as trustee under the indenture as the "debt trustee." The forms of the base and supplemental indentures are filed as exhibits to the registration statement relating to this prospectus supplement and the accompanying prospectus.

GENERAL

     The junior subordinated debentures will be issued as unsecured debt of Countrywide Financial Corporation under the indenture. The junior subordinated debentures will initially be limited in aggregate principal amount to $
million, or $     million if the underwriters' over-allotment option is
exercised in full. This amount is the sum of the aggregate stated liquidation value of the trust securities.

     The junior subordinated debentures are not subject to any sinking fund provision. The entire principal amount of the junior subordinated debentures will mature and become due and payable, together with any accrued and unpaid interest on the junior subordinated debentures, including compound interest, as defined on page S-32 under "-- Option to Extend Interest Payment Period" and additional interest, as defined beginning on page S-33 of this prospectus
supplement under "-- Additional Interest," if any, on April   , 2033.

     If junior subordinated debentures are distributed to holders of preferred securities in liquidation of the holders' interests in Countrywide Capital, those junior subordinated debentures will initially be issued as a global security. As described in this prospectus supplement, under limited circumstances junior subordinated debentures may be issued in certificated form in exchange for a global security. See "-- Book-Entry and Settlement" below. If junior subordinated debentures are issued in certificated form, those junior subordinated debentures will be in denominations of $25 and integral multiples of $25 in excess thereof and may be transferred or exchanged at the offices described below. Payments on junior subordinated debentures issued as a global security will be made to DTC, to a successor depositary or, in the event that no depositary is used, to a paying agent for the junior subordinated debentures. In the event junior subordinated debentures are issued in certificated form, principal and interest will be payable, the transfer of the junior subordinated debentures will be registrable and junior subordinated debentures will be exchangeable for junior subordinated debentures bearing identical terms, at the corporate trust office of the institutional trustee in New York, New York. At its option in the case of definitive certificates, Countrywide Financial Corporation may make payment of interest by check mailed to the address of the holder entitled to that payment or by wire transfer to an account appropriately designated by the holder entitled to that payment.

     Countrywide Financial Corporation does not intend to issue and sell the junior subordinated debentures to any purchasers other than Countrywide Capital.

     There are no covenants or provisions in the indenture that would afford the holders of the junior subordinated debentures protection in the event of a highly leveraged transaction or other similar transaction involving Countrywide Financial Corporation that may adversely affect those holders.

GUARANTEE

     The indenture provides that Countrywide Home Loans will fully and unconditionally guarantee the due and punctual payment of the principal of, and interest on, the junior subordinated debentures when any such payment becomes due and payable, whether at maturity, upon redemption or otherwise.

SUBORDINATION

     The indenture provides that the junior subordinated debentures are subordinated and junior in right of payment to all present and future senior indebtedness (as defined below) of Countrywide Financial Corporation and that the debenture guarantee is subordinated and junior in right of payment to all present and future senior indebtedness of Countrywide Home Loans. This means that no payment may be made by the applicable obligor pursuant to the junior subordinated debentures or the debenture guarantee, as the case may be, if:

          (1) there is a default in the payment of the principal of, interest on or otherwise in respect of any senior indebtedness by that obligor under the junior subordinated debentures or the debenture guarantee, as the case may be, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

          (2) any event of default with respect to any senior indebtedness of that obligor has occurred and is continuing, or would occur as a result of that payment on the junior subordinated debentures or the debenture guarantee, as the case may be, if the event of default would permit the holders of that senior indebtedness, or a trustee on behalf of those holders, to accelerate the maturity of the senior indebtedness.

     Upon any distribution of assets of Countrywide Financial Corporation or Countrywide Home Loans to creditors upon any dissolution, winding-up, liquidation or reorganization, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings, all of the principal of, and interest on, all senior indebtedness of Countrywide Financial Corporation or Countrywide Home Loans must be paid in full before the holders of the junior subordinated debentures are entitled to receive or retain any payment thereunder or pursuant to the debenture guarantee.

     The term "senior indebtedness" means, with respect to any person:

          (1) the principal, premium, if any, and interest in respect of:

             (a) indebtedness of such obligor for money borrowed; and

             (b) indebtedness evidenced by securities, debentures, bonds or other similar instruments issued by such obligor;

          (2) all capital lease obligations of such obligor;

          (3) all obligations of such obligor issued or assumed as the deferred purchased price of property, all conditional sale obligations and all obligations under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

          (4) all obligations of such obligor for the reimbursement or any letter of credit, banker's acceptance, security purchase facility or similar credit transaction;

          (5) all obligations of such obligor to make payment or delivery pursuant to the terms of financial instruments, such as:

             (a) securities contracts and foreign currency exchange contracts;

             (b) derivative instruments, such as swap agreements (including interest rate and foreign exchange rate swap agreements), cap agreements, floor agreements, collar agreements, interest rate agreements, foreign exchange rate agreements, options, commodity futures contracts, commodity option contracts; and

             (c) in the case of both (a) and (b) above, similar financial instruments;

          (6) all obligations of the type referred to in clauses (1) through (5) of other persons for the payment of which such obligor is responsible or liable as obligor, guarantor or otherwise; and

          (7) all obligations of the type referred to in clauses (1) through (6) of other persons secured by any lien on any property or asset of such obligor, whether or not the obligation is assumed by such obligor, except that senior indebtedness will not include:

             (a) any such indebtedness that contains express terms, or is issued under a deed, indenture or other instrument that contains express terms, providing that it is subordinate to or ranks equally with the junior subordinated debentures; and

             (b) any indebtedness between or among such obligor or its affiliates, including all other debt securities and guarantees in respect to those debt securities, in any case issued by such obligor to:

           - with respect to Countrywide Financial Corporation or Countrywide Home Loans, any other Countrywide trust or a trustee of that Countrywide trust; and

           - any other trust, or a trustee of that trust, partnership or other entity affiliated with such obligor that is a financing vehicle of such obligor in connection with the issuance by that financing vehicle of preferred securities of a similar nature to the preferred securities or of other securities that rank equally with, or junior to, the preferred securities.

     Upon satisfaction of all claims of all senior indebtedness of Countrywide Financial Corporation or Countrywide Home Loans, the rights of the holders of the junior subordinated debentures will be subrogated to the rights of the holders of senior indebtedness to receive payments or distributions of Countrywide Financial Corporation or Countrywide Home Loans applicable to such senior indebtedness until all amounts owing on the junior subordinated debentures and the debenture guarantee are paid in full. That senior indebtedness will continue to be senior indebtedness and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of that senior indebtedness.

     The indenture does not limit the aggregate amount of senior indebtedness that may be issued or entered into by Countrywide Financial Corporation or Countrywide Home Loans.

     As of December 31, 2002, Countrywide Financial Corporation had outstanding consolidated indebtedness of $41.9 billion, all or substantially all of which would be senior to the junior subordinated debentures either as senior indebtedness under the indenture or as liabilities of Countrywide Financial Corporation's subsidiaries which are effectively senior to the junior subordinated debentures. As of December 31, 2002, Countrywide Home Loans had outstanding indebtedness of $17.7 billion, all or substantially all of which would be senior to the obligations of Countrywide Home Loans under the debenture guarantee either as senior indebtedness of Countrywide Home Loans under the indenture or as liabilities of subsidiaries of Countrywide Home Loans which are effectively senior to the obligations of Countrywide Home Loans under the debenture guarantee.

OPTIONAL REDEMPTION

     Countrywide Financial Corporation will have the right to redeem the junior subordinated debentures prior to their stated maturity:

          (1) in whole or in part, from time to time, on or after April   ,
     2008; or

          (2) at any time prior to April   , 2008, in whole but not in part,
     upon the occurrence and continuation of a special redemption event, as defined below;

in either case, upon not less than 30 nor more than 60 days' notice. The redemption price will be equal to 100% of the principal amount to be redeemed, plus accrued and unpaid interest to the date of redemption. Countrywide Financial Corporation will obtain regulatory approval from the Federal Reserve to redeem the debentures, if then required.

     A "special redemption event" means a tax event, an investment company event or a regulatory capital event, each as defined below.

     A "tax event" means that the regular trustees and the institutional trustee will have received an opinion of nationally recognized independent tax counsel experienced in those matters that, as a result of:

          (1) any amendment to, or change, including any announced prospective change, in, the laws or any regulations thereunder of the United States or any political subdivision or taxing authority of or in the United States; or

          (2) any official administrative pronouncement or judicial decision interpreting or applying those laws or regulations,

which amendment or change is effective or the pronouncement or decision is announced on or after the date of original issuance of the junior subordinated debentures, there is more than an insubstantial risk that:

          (1) Countrywide Capital is, or will be within 90 days of the date of the opinion, subject to United States federal income tax with respect to income received or accrued on the junior subordinated debentures;

          (2) interest payable by Countrywide Financial Corporation on the junior subordinated debentures is not, or within 90 days of the date of the opinion will not be, deductible by Countrywide Financial Corporation, in whole or in part, for United States federal income tax purposes; or

          (3) Countrywide Capital is, or will be, within 90 days of the date of the opinion, subject to other taxes, duties or other governmental charges.

     In the event the opinion relates to item (3) above, such taxes, duties or other governmental charges shall, in the opinion of the regular trustees as set forth in an officer's certificate to the institutional trustee, be more than de minimis.

     An "investment company event" means that Countrywide Financial Corporation will have received an opinion of counsel experienced in such matters, who may be an employee of Countrywide Financial Corporation or any of its affiliates, to the effect that, as a result of the occurrence of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, courts, governmental agency or regulatory authority on or after the date of original issuance of the preferred securities by Countrywide Capital, Countrywide Capital is or will be considered an "investment company" that is required to be registered under the Investment Company Act.

     A "regulatory capital event" means if Countrywide Financial Corporation determines, based on an opinion of counsel experienced in such matters, who may be an employee of Countrywide Financial Corporation or any of its affiliates, that, as a result of

          (1) any amendment to, clarification of or change (including any announced prospective change) in applicable laws or regulations or official interpretations thereof or policies with respect thereto; or

          (2) any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations,

there is more than an insubstantial risk that the preferred securities will no longer constitute Tier 1 Capital of Countrywide Financial Corporation or any bank holding company of which Countrywide Financial Corporation is a subsidiary for purposes of the capital adequacy guidelines or policies of the Federal Reserve or its successor as Countrywide Financial Corporation's primary federal banking regulator.

INTEREST

     The junior subordinated debentures will bear interest at an annual rate of % from the original date of issuance, payable quarterly in arrears on
          ,           ,           and           of each year, commencing
          , 2003. Each date on which interest is payable is called an "interest payment date."

     Interest will be paid to the person in whose name the junior subordinated debenture is registered on the relevant record date. If the junior subordinated debentures remain in book-entry form, the record dates for the junior subordinated debentures will be one business day prior to the relevant interest payment date. If the junior subordinated debentures are not in book-entry form,
the record dates for the junior subordinated debentures will be the           ,
          ,           and           next preceding each interest payment date.

     The period beginning on (and including) the date of issue and ending on (but excluding) the first interest payment date and each successive period beginning on and including the interest payment date and ending on but excluding the next succeeding interest payment date is called an "interest period."

     The amount of interest payable for any interest period will be computed on the basis of a 360-day year of twelve 30-day months. The amount of interest payable for any period shorter than a full quarterly period will be computed on the basis of the actual number of days elapsed per 30-day month. If any interest payment date is not a business day, then the interest payment will be made on the next succeeding day that is a business day and without any interest or other payment in respect of the delay. However, if the next business day is in the next calendar year, payment of interest will be made on the preceding business day.

OPTION TO EXTEND INTEREST PAYMENT PERIOD

     If no event of default under the junior subordinated debentures has occurred and is continuing, Countrywide Financial Corporation can defer interest payments by extending the interest payment period for a period not exceeding 20 consecutive quarterly periods. However, no extension period may extend beyond the maturity of the junior subordinated debentures. At the end of that extension period, Countrywide Financial Corporation will pay all interest then accrued and unpaid, including any additional interest as described under "-- Additional Interest" below, together with interest thereon compounded at the rate specified for the junior subordinated debentures to the extent permitted by applicable law. We refer to this extra interest as "compound interest."

     If Countrywide Financial Corporation exercises this extension option, then during any such extension period:

          (1) Neither guarantor under the preferred securities guarantee will declare or pay any dividend on, make any distribution with respect to, or redeem, purchase, acquire or make a liquidation payment relating to, any of its capital stock, other than:

             (a) repurchases, redemptions or other acquisitions of shares of capital stock of such guarantor, common stock in connection with any employee benefit plans or any other contractual obligation of such guarantor, other than a contractual obligation ranking equally with or junior to the junior subordinated debentures or the debenture guarantee in the respective cases of Countrywide Financial Corporation or Countrywide Home Loans;

             (b) as a result of a reclassification of such guarantor's capital stock or an exchange or conversion of one class or series of such guarantor's capital stock for another class or series of such guarantor's capital stock; or

             (c) the purchase of fractional interests in shares of such guarantor's capital stock pursuant to the conversion or exchange provisions of that capital stock or the security being converted or exchanged;

          (2) Neither guarantor under the preferred securities guarantee will make any payment of interest, principal or premium on, or repay, repurchase or redeem any debt securities issued by such guarantor which rank equally with or junior to the junior subordinated debentures or the debenture guarantee in the respective cases of Countrywide Financial Corporation or Countrywide Home Loans; and

          (3) Neither guarantor under the preferred securities guarantee will make any guarantee payments with respect to the foregoing, other than pursuant to the preferred securities guarantee.

     Prior to the termination of any such extension period, Countrywide Financial Corporation may further defer payments of interest by extending that extension period. However, the extension period, including all such previous and further extensions within such extension period, may not exceed 20 consecutive quarters. No extension period, however, may extend beyond the stated maturity of the junior subordinated debentures. Upon the termination of any extension period and the payment of all amounts then due, Countrywide Financial Corporation may commence a new extension period, subject to the terms set forth in this section. No interest during an extension period, except at the end of that extension period, will be due and payable.

     Countrywide Financial Corporation has no present intention of exercising its right to defer payments of interest by extending the interest payment period on the junior subordinated debentures. If the institutional trustee is the sole holder of the junior subordinated debentures, Countrywide Financial Corporation will give the regular trustees, the institutional trustee and the debt trustee notice of its election of an extension period one business day prior to the earlier of:

          (1) the next succeeding date on which distributions on the preferred securities are payable; or

          (2) if the junior subordinated debentures are then listed, the date Countrywide Capital is required to give notice to the NYSE or any other applicable self-regulatory organization or to holders of the preferred securities of the record date or the date the distribution is payable but in any event at least one business day before such record date.

     The institutional trustee will give notice of Countrywide Financial Corporation's selection of the extension period to the holders of the preferred securities. If the institutional trustee is not the sole holder of the junior subordinated debentures, Countrywide Financial Corporation will give the holders of the junior subordinated debentures notice of its election of the extension period at least ten business days prior to the earlier of:

          (1) the next succeeding interest payment date; or

          (2) if the junior subordinated debentures are then listed, the date upon which Countrywide Financial Corporation is required to give notice to the NYSE or any other applicable self-regulatory organization or to holders of the junior subordinated debentures of the record or payment date of the related interest payment.

ADDITIONAL INTEREST

     If, at any time Countrywide Capital or the institutional trustee will be required to pay any taxes, duties, assessments or governmental charges of whatever nature, other than withholding taxes imposed by the United States or any other taxing authority, then Countrywide Financial Corporation will be required to pay additional interest on the junior subordinated debentures. "Additional interest" will be an amount sufficient so that the net amounts received and retained by Countrywide Capital and by the institutional trustee after paying any such taxes, duties, assessments or other governmental charges will be equal to the amounts Countrywide Capital and the institutional trustee would have received had no such taxes, duties, assessments or other governmental charges been imposed. This means that Countrywide Capital will be in the same position it would have been if it did not have to pay such taxes, duties, assessments or other charges.

INDENTURE EVENTS OF DEFAULT

     The indenture events of default are described beginning on page 17 of the accompanying prospectus under "Description of the Junior Subordinated Debentures and the Related Guarantees -- Events of Default, Waiver and Notice."

     If any indenture event of default occurs and is continuing, the institutional trustee, as the holder of the junior subordinated debentures, will have the right to declare the principal of and the interest on the junior subordinated debentures, including any compound interest and additional interest, if any, and any other amounts payable under the indenture to be immediately due and payable; provided that if any event of default described in the penultimate event of default listed in the first paragraph under "Description of the Junior Subordinated Debentures and the Related
Guarantees -- Events of Default, Waiver and Notice" has occurred, the principal of and interest on the junior subordinated debentures, including any compound interest or additional interest, if any, and any other amounts payable under the indenture will automatically become immediately due and payable. The institutional trustee may also enforce its other rights as a creditor relating to the junior subordinated debentures. An indenture event of default also constitutes a declaration event of default. The holders of preferred securities in certain circumstances have the right to direct the institutional trustee to exercise its rights as the holder of the junior subordinated debentures. See "Description of the Preferred Securities -- Voting Rights" beginning on page 9 of the accompanying prospectus.

     If the institutional trustee fails to enforce its rights under the junior subordinated debentures after a holder of the preferred securities has made a written request, the holder of the preferred securities may institute a legal proceeding directly against Countrywide Financial Corporation or Countrywide Home Loans to enforce the institutional trustee's rights under the junior subordinated debentures or the debenture guarantee without first instituting any legal proceeding against the institutional trustee or any other person or entity.

     In addition to the foregoing, if a declaration event of default has occurred and is continuing and that event is attributable to the failure of Countrywide Financial Corporation to pay interest or principal on the junior subordinated debentures or the failure of Countrywide Home Loans to make payments under the debenture guarantee when that interest or principal is otherwise payable, Countrywide Financial Corporation and Countrywide Home Loans acknowledge that, in that event, a holder of preferred securities may sue for payment on or after the respective due date specified in the junior subordinated debentures. Despite any payments made to the holder of preferred securities by Countrywide Financial Corporation or Countrywide Home Loans in connection with a direct action, Countrywide Financial Corporation will remain obligated to pay the principal of or interest on the junior subordinated debentures held by Countrywide Capital or the institutional trustee. Countrywide Financial Corporation and Countrywide Home Loans will be subrogated to the rights of the holder of those preferred securities relating to payments on the preferred securities to the extent of any payments made by Countrywide Financial Corporation to that holder in any direct action.

     Except as provided in the preceding paragraph and in the guarantee, the holders of preferred securities will not be able to exercise directly any other remedy available to the holders of the junior subordinated debentures.

BOOK-ENTRY AND SETTLEMENT

     If distributed to holders of preferred securities in connection with the involuntary or voluntary dissolution, winding-up or liquidation of Countrywide Capital, the junior subordinated debentures will be issued in the form of one or more global certificates, each a "global security," registered in the name of the depositary. Except under the limited circumstances described below, junior subordinated debentures represented by the global security will not be exchangeable for, and will not otherwise be issuable as, junior subordinated debentures in definitive form. The global securities described above may not be transferred except by the depositary to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or to a successor depositary or its nominee.

     The laws of some jurisdictions require that certain purchasers of securities take physical delivery of those securities in definitive form. These laws may impair the ability to transfer beneficial interests in such a global security.

     Except as provided below under "-- Discontinuance of the Depositary's Services," owners of beneficial interests in a global security will not be entitled to receive physical delivery of junior subordinated debentures in definitive form and will not be considered the holders, as defined in the indenture, of the global security for any purpose under the indenture. A global security representing junior subordinated debentures is only exchangeable for another global security of like denomination and tenor to be registered in the name of the depositary or its nominee or to a successor depositary or its nominee. This means that each beneficial owner must rely on the procedures of the depositary, or if that person is not a participant, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder under the indenture.

  THE DEPOSITARY

     If junior subordinated debentures are distributed to holders of preferred securities in liquidation of those holders' interests in Countrywide Capital, DTC will act as the depositary for the junior subordinated debentures. As of the date of this prospectus supplement, the description in this prospectus supplement of DTC's book-entry system, Euroclear and Clearstream and their practices as they relate to purchases, transfers, notices and payments with respect to the preferred securities apply in all material respects to any debt obligations represented by one or more global securities held by DTC. Countrywide Financial Corporation may appoint a successor to DTC or any successor depositary if DTC or the successor depositary is unable or unwilling to continue as a depositary for the global securities. For a description of DTC, Euroclear and Clearstream and the specific terms of the depositary arrangements, see "Description of the Preferred Securities -- Book-Entry Only Issuance" beginning on page S-22 of this prospectus supplement.

     None of Countrywide Financial Corporation, Countrywide Home Loans, Countrywide Capital, the institutional trustee, any paying agent and any other agent of Countrywide Financial Corporation, or the debt trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global security for those junior subordinated debentures or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

  DISCONTINUANCE OF THE DEPOSITARY'S SERVICES

     A global security will be exchangeable for junior subordinated debentures registered in the names of persons other than the depositary or its nominee only if:

          (1) the depositary notifies Countrywide Financial Corporation that it is unwilling or unable to continue as a depositary for that global security and Countrywide Financial Corporation is unable to find a successor depositary within 90 days;

          (2) the depositary, at any time, ceases to be a clearing agency registered under the Exchange Act;

          (3) an indenture event of default has occurred and is continuing; or

          (4) Countrywide Financial Corporation in its sole discretion decides to allow some or all of the global securities to be exchangeable for definitive junior subordinated debentures in registered form.

     Any global security that is exchangeable pursuant to the preceding sentence will be exchangeable for junior subordinated debentures registered in such names as the depositary directs. It is expected that those instructions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global security.

GOVERNING LAW

     The indenture, the junior subordinated debentures and the related debenture guarantee will be governed by, and construed in accordance with, the laws of the State of New York.

MISCELLANEOUS

     The indenture will provide that Countrywide Financial Corporation will pay all fees and expenses related to:

          (1) the offering of the trust securities and the junior subordinated debentures and the debenture guarantee;

          (2) the organization, maintenance and dissolution of Countrywide Capital;

          (3) the retention of the trustees; and

          (4) the enforcement by the institutional trustee of the rights of the holders of the preferred securities.

     In addition, the debenture guarantee provides that Countrywide Home Loans will fully and unconditionally guarantee payment of all such expenses by Countrywide Financial Corporation.

     Countrywide Financial Corporation and Countrywide Home Loans will have the right at all times to assign any of their respective rights or obligations under the indenture to a direct or indirect wholly-owned subsidiary of Countrywide Financial Corporation. If that occurs, Countrywide Financial Corporation and Countrywide Home Loans will remain liable for all of their respective obligations. Subject to the foregoing, the indenture will be binding upon and inure to the benefit of the parties to the indenture and their respective successors and assigns. The indenture provides that it may not otherwise be assigned by the parties to the indenture.

 EFFECT OF OBLIGATIONS UNDER THE JUNIOR SUBORDINATED DEBENTURES, THE DEBENTURE
                GUARANTEE AND THE PREFERRED SECURITIES GUARANTEE

     As set forth in the declaration, the sole purpose of Countrywide Capital is to issue the trust securities and to invest the proceeds from the issuance and sale in the junior subordinated debentures and the related debenture guarantee.

     As long as payments of interest and other payments are made when due on the junior subordinated debentures, those payments will be sufficient to cover distributions and payments due on the trust securities. This is due to the following factors:

          (1) the aggregate principal amount of junior subordinated debentures will be equal to the sum of the aggregate stated liquidation amount of the trust securities;

          (2) the interest rate and the interest and other payment dates on the junior subordinated debentures will match the distribution rate and distribution and other payment dates for the trust securities;

          (3) Countrywide Financial Corporation will pay, and Countrywide Home Loans will guarantee the payment by Countrywide Financial Corporation of, any costs, expenses, debt, and obligations of Countrywide Capital, other than with respect to the trust securities, and Countrywide Capital will not be obligated to pay, directly or indirectly, any of such costs, expenses, debt and obligations; and

          (4) the declaration further provides that the regular trustees may not cause or permit Countrywide Capital to engage in any activity that is not consistent with the purposes of Countrywide Capital.

     Payments of distributions, to the extent there are available funds, and other payments due on the preferred securities, to the extent there are available funds, are guaranteed on a joint and several basis by Countrywide Financial Corporation and Countrywide Home Loans to the extent described under "Description of the Preferred Securities Guarantee" on page S-27 of this prospectus supplement. If Countrywide Financial Corporation does not make interest payments on the junior subordinated debentures and Countrywide Home Loans does not make payments under the debenture guarantee, Countrywide Capital will not have sufficient funds to pay distributions on the preferred securities. The preferred securities guarantee does not apply to any payment of distributions unless and until Countrywide Capital has sufficient funds for the payment of those distributions.

     The preferred securities guarantee covers the payment of distributions and other payments on the preferred securities only if and to the extent that Countrywide Financial Corporation has made a payment of interest or principal on the junior subordinated debentures or Countrywide Home Loans has made a required payment pursuant to the debenture guarantee. The preferred securities guarantee, when taken together with Countrywide Financial Corporation's obligations under the junior subordinated debentures and the indenture and its obligations under the declaration and Countrywide Home Loans' obligations under the debenture guarantee and under the declaration, will provide a full and unconditional guarantee by Countrywide Financial Corporation and Countrywide Home Loans of amounts payable on the preferred securities.

     If Countrywide Financial Corporation fails to make interest or other payments on the junior subordinated debentures and Countrywide Home Loans fails to make payments under the debenture guarantee when due, taking account of any extension period, the declaration allows the holders of the preferred securities to direct the institutional trustee to enforce its rights under the junior subordinated debentures and the debenture guarantee. If the institutional trustee fails to enforce these rights, any holder of preferred securities may directly sue Countrywide Financial Corporation or Countrywide Home Loans to enforce the institutional trustee's rights without first suing the institutional trustee or any other person or entity. See "Description of the Preferred Securities -- Voting Rights," beginning on page 9 of the accompanying prospectus. Also, a holder of preferred securities may institute a direct action if a declaration event of default has occurred and is continuing and that event is attributable to the failure of

Countrywide Financial Corporation to pay interest or principal on the junior subordinated debentures or the failure of Countrywide Home Loans to make payments under the debenture guarantee on the date the interest or principal is otherwise payable. A direct action may be brought without first (1) directing the institutional trustee to enforce the terms of the junior subordinated debentures or the debenture guarantee or (2) suing Countrywide Financial Corporation or Countrywide Home Loans to enforce the institutional trustee's rights under the junior subordinated debentures or the debenture guarantee. In connection with the direct action, Countrywide Financial Corporation and Countrywide Home Loans will be entitled to repayment of amounts that a holder of preferred securities receives in respect of an unpaid distribution to the extent that the holder receives or has already received full payment relating to that unpaid distribution from Countrywide Capital.

     Countrywide Financial Corporation and Countrywide Home Loans acknowledge that the preferred securities guarantee trustee will enforce the preferred securities guarantee on behalf of the holders of the preferred securities. If Countrywide Financial Corporation and/or Countrywide Home Loans fails to make payments under the preferred securities guarantee, the preferred securities guarantee allows the holders of preferred securities to direct the guarantee trustee to enforce its rights thereunder. If the guarantee trustee fails to enforce the preferred securities guarantee, any holder of preferred securities may directly sue Countrywide Financial Corporation and Countrywide Home Loans to enforce the guarantee trustee's rights under the preferred securities guarantee. The holder need not first sue Countrywide Capital, the guarantee trustee, or any other person or entity. A holder of preferred securities may also directly sue Countrywide Financial Corporation and Countrywide Home Loans to enforce the holder's right to receive payment under the preferred securities guarantee. The holder need not first (1) direct the guarantee trustee to enforce the terms of the preferred securities guarantee or (2) sue Countrywide Capital or any other person or entity.

     Countrywide Financial Corporation, Countrywide Home Loans and Countrywide Capital believe that the above mechanisms and obligations, taken together, are equivalent to a full and unconditional guarantee by Countrywide Financial Corporation and Countrywide Home Loans of payments due on the preferred securities.

                     UNITED STATES FEDERAL INCOME TAXATION

GENERAL

     The following is a summary of certain of the material United States federal income tax consequences of the purchase, ownership and disposition of preferred securities held as capital assets by a holder who purchases those preferred securities upon initial issuance. It does not deal with special classes of holders such as banks, thrifts, real estate investment trusts, regulated investment companies, insurance companies, dealers in securities or currencies, tax-exempt investors, or persons that will hold the preferred securities as a position in a "straddle," as part of a "synthetic security" or "hedge," as part of a "conversion transaction" or other integrated investment or as other than a capital asset. This summary also does not address the tax consequences to U.S. Holders (as defined below) that have a functional currency other than the U.S. dollar or the tax consequences to shareholders, partners or beneficiaries of a holder of preferred securities. Further, it does not include any description of any alternative minimum tax consequences or the tax laws of any state or local government or of any foreign government that may be applicable to the preferred securities. This summary is based on the Internal Revenue Code of 1986, as amended, which we refer to as the "Code," Treasury regulations under the Code, which we refer to as the "regulations," and administrative and judicial interpretations of the Code and the regulations, as of the date of this prospectus supplement, all of which are subject to change, possibly on a retroactive basis.

CLASSIFICATION OF THE JUNIOR SUBORDINATED DEBENTURES

     In connection with the issuance of the junior subordinated debentures, Munger, Tolles & Olson LLP, "tax counsel" to Countrywide Financial Corporation and Countrywide Capital, will render its opinion generally that, under then current law and assuming full compliance with the terms of the indenture and certain other documents, and based on certain facts and assumptions contained in that opinion, the junior subordinated debentures will be classified for United States federal income tax purposes as indebtedness of Countrywide Financial Corporation.

CLASSIFICATION OF THE TRUST

     In connection with the issuance of the preferred securities, tax counsel will render its opinion generally that, under then current law and assuming full compliance with the terms of the declaration and the indenture and certain other documents, and based on certain facts and assumptions contained in that opinion, Countrywide Capital will be classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation. Accordingly, for United States federal income tax purposes, each holder of preferred securities generally will be considered the owner of a pro rata undivided interest in the junior subordinated debentures, and each holder will be required to include in its gross income any interest, or original issue discount, which we refer to as "OID," paid or accrued with respect to its allocable share of those junior subordinated debentures.

INTEREST INCOME AND ORIGINAL ISSUE DISCOUNT

     Under regulations promulgated under the OID provisions of the Code, a "remote" contingency that stated interest will not be timely paid will be ignored in determining whether a debt instrument is issued with OID. Countrywide Financial Corporation believes that the likelihood of its exercising its option to defer payments of interest on the junior subordinated debentures is "remote" since exercising that option would prevent Countrywide Financial Corporation from, among other things, declaring dividends on any class of its capital stock. Accordingly, Countrywide Financial Corporation intends to take the position, based on the advice of tax counsel, that the junior subordinated debentures will not be considered to be issued with OID and, accordingly, stated interest on the junior subordinated debentures generally will be taxable to a holder as ordinary income at the time it is paid or accrued in accordance with the holder's regular method of tax accounting.

     Under the regulations, if Countrywide Financial Corporation were to exercise its option to defer payments of interest on the junior subordinated debentures, the junior subordinated debentures would at that time be treated as reissued with OID, and all stated interest on the junior subordinated debentures would thereafter be treated as OID as long as the junior subordinated debentures remain outstanding. In that event, all of a holder's taxable interest income with respect to the junior subordinated debentures would thereafter be accounted for on an economic accrual basis regardless of the holder's method of tax accounting, and actual cash distributions of stated interest would not be separately reported as taxable income. Consequently, a holder of preferred securities would be required to include in gross income OID even if Countrywide Financial Corporation does not make actual cash payments during an extension period.

     These regulations have not yet been addressed in any rulings or other interpretations by the Internal Revenue Service, which we refer to as the "IRS," and it is possible that the IRS could take a position contrary to tax counsel's interpretation.

     Because income on the preferred securities will constitute interest or OID, corporate holders of the preferred securities will not be entitled to a dividends-received deduction with respect to any income recognized with respect to the preferred securities.

RECEIPT OF JUNIOR SUBORDINATED DEBENTURES OR CASH UPON DISSOLUTION OF COUNTRYWIDE CAPITAL

     Subject to the satisfaction of certain conditions described under "Description of the Preferred Securities -- Distribution of the Junior Subordinated Debentures," Countrywide Financial Corporation will have the right at any time to dissolve Countrywide Capital and cause the junior subordinated debentures to be distributed to the holders of the trust securities. Under current law, such a distribution, for United States federal income tax purposes, would be treated as a nontaxable event to each holder, and each holder would receive an aggregate tax basis in the junior subordinated debentures received equal to the holder's aggregate tax basis in its preferred securities. A holder's holding period in the junior subordinated debentures so received in liquidation of Countrywide Capital would include the period during which the preferred securities were held by the holder. If, however, Countrywide Capital is characterized for United States federal income tax purposes as an association taxable as a corporation at the time of its dissolution, the distribution of the junior subordinated debentures may constitute a taxable event to holders of preferred securities.

     Under certain circumstances described in this prospectus supplement under "Description of the Preferred Securities," the junior subordinated debentures may be redeemed for cash and the proceeds of that redemption distributed to holders in redemption of their preferred securities. Under current law, such a redemption would, for United States federal income tax purposes, constitute a taxable disposition of the redeemed preferred securities, and a holder would recognize gain or loss as if it sold those redeemed capital securities for cash. See "-- Sales of Preferred Securities" below.

SALES OF PREFERRED SECURITIES

     A holder that sells preferred securities, including a redemption of the preferred securities by Countrywide Capital for cash, will recognize gain or loss equal to the difference between its adjusted tax basis in the preferred securities and the amount realized on the sale of those preferred securities (other than with respect to accrued and unpaid interest which has not yet been included in income, which will be treated as ordinary income). A holder's adjusted tax basis in the preferred securities generally will be its initial purchase price increased by OID (if any) previously includable in the holder's gross income to the date of disposition and decreased by payments received on the preferred securities in respect of OID (if any). The gain or loss generally will be a capital gain or loss and generally will be a long-term capital gain or loss if the preferred securities have been held by that holder for more than one year. Long-term capital gains of non-corporate holders are generally subject to reduced capital gain tax rates.

     The preferred securities may trade at a price that does not accurately reflect the value of accrued but unpaid interest with respect to the underlying junior subordinated debentures. A holder who uses the accrual method of accounting for tax purposes, and a cash method holder, if the junior subordinated debentures are deemed to have been issued with OID, and who disposes of his or her preferred securities between record dates for payments of distributions thereon will be required to include accrued but unpaid interest on the junior subordinated debentures through the date of disposition in income as ordinary income (i.e., interest or, possibly, OID), and to add that amount to his or her adjusted tax basis in his or her pro rata share of the underlying junior subordinated debentures deemed disposed of. To the extent the selling price is less than the holder's adjusted tax basis (which will include all accrued but unpaid interest), a holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes.

UNITED STATES ALIEN HOLDERS

     For purposes of this discussion, a "United States Alien Holder" is any corporation, individual, partnership, estate or trust that is not a U.S. Holder (as defined below) for United States federal income tax purposes.

     A "U.S. Holder" is a beneficial owner of preferred securities who or which is:

          (1) a citizen or individual resident (or is treated as a citizen or individual resident) of the United States for United States federal income tax purposes;

          (2) a corporation or partnership (or other entity treated as a corporation or partnership for United States federal income tax purposes) created or organized in or under the laws of the United States or any state of the United States, including the District of Columbia;

          (3) an estate the income of which is includable in its gross income for United States federal income tax purposes without regard to its source; or

          (4) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, or certain electing trusts in existence on August 20, 1996, to the extent provided in Treasury regulations;

     Except as provided below, in each case except as otherwise provided under the provisions of an applicable tax treaty, under present United States federal income tax law:

          (1) payments of principal, premium, if any, or interest (including OID, if any) by Countrywide Capital or any of its paying agents to any holder of a preferred security who or which is a United States Alien Holder generally will not be subject to United States federal income or withholding tax, so long as

             (a) the beneficial owner of the preferred security does not actually or constructively own 10 percent or more of the total combined voting power of all classes of stock of Countrywide Financial Corporation entitled to vote;

             (b) the beneficial owner of the preferred security is not a controlled foreign corporation that is related to Countrywide Financial Corporation through stock ownership;

             (c) the beneficial owner of the preferred security is not a bank receiving interest described in section 881(c)(3)(A) of the Code; and

             (d) either (A) the beneficial owner of the preferred security certifies on a Form W-8BEN to Countrywide Capital or its agent, under penalties of perjury, that it is not a U.S. Holder and provides its name and address or (B) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business, a "financial institution," and holds the preferred security in that capacity, certifies to Countrywide Capital or its agent, under penalties of perjury, that the statement has been received from the beneficial owner by it or by a financial institution between it and the beneficial owner and furnishes Countrywide Capital or its agent with a copy of the statement; and

          (2) a United States Alien Holder of a preferred security generally will not be subject to United States federal income or withholding tax on any gain realized upon the sale or other disposition of a preferred security, provided that in the case of a United States Alien Holder who is an individual, such individual United States Alien Holder was present in the United States for less than 183 days during the calendar year in which the gain was realized and certain other conditions are met.

     Notwithstanding the foregoing, if a United States Alien Holder is engaged in a trade or business in the United States (or, in some cases, maintains a permanent establishment within the United States) and interest on the preferred securities (or the junior subordinated debentures) is effectively connected with the conduct of that trade or business (or attributable to that permanent establishment), such holder will be subject to United States federal income tax on that interest on a net income basis in the same manner as if it were a U.S. Holder. In addition, if a holder is a foreign corporation, it may be subject to a 30% (or lower applicable treaty rate) branch profits tax. Any gain realized on the disposition of the preferred securities (or the junior subordinated debentures) will be subject to United States federal income tax if the gain is effectively connected with the United States Alien Holder's conduct of a trade or business in the United States (or, in some cases, attributable to a permanent establishment maintained within the United States).

PROPOSED LEGISLATION

     Periodically, over the past several years, various legislative proposals have been introduced in the U.S. Congress which, if enacted, in some cases would have disallowed interest deductions for United States federal income tax purposes for interest paid on debentures with certain similarities to the junior subordinated debentures. The most recent version of this legislation, which was proposed on January 24, 2002, was proposed to be effective for instruments issued on or after the date of enactment of such legislation. Consequently, as drafted, this legislation would not affect the preferred securities or the junior subordinated debentures or otherwise result in a tax event as described under "Description of the Junior Subordinated Debentures -- Optional Redemption." However, there can be no assurance that this most recently proposed legislation, final legislation or any other future legislative proposals will not adversely affect our ability to deduct interest on the junior subordinated debentures or otherwise affect the tax treatment of the transactions described in this prospectus supplement. Such change could, if applicable to the junior subordinated debentures or preferred securities, give rise to a tax event, which would permit us to cause a redemption of preferred securities and create a taxable event for holders of preferred securities.

INFORMATION REPORTING TO HOLDERS

     Generally, income on the preferred securities will be reported to holders on Forms 1099, which forms should be mailed to holders of preferred securities by January 31 following each calendar year.

BACKUP WITHHOLDING

     Payments made on, and proceeds from the sale of, the preferred securities may be subject to a "backup" withholding tax at the applicable statutory rate unless the holder complies with certain identification requirements. Any withheld amounts will be allowed as a credit against the holder's United States federal income tax, provided the required information is provided to the IRS.

     THE UNITED STATES FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER'S PARTICULAR SITUATION. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE PREFERRED SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER FEDERAL, STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN UNITED STATES FEDERAL OR OTHER TAX LAWS.

                              ERISA CONSIDERATIONS

     Each fiduciary of a pension, profit-sharing or other employee benefit plan, which we refer to as a "plan," subject to the Employee Retirement Income Security Act of 1974, as amended, "ERISA," should consider the fiduciary standards of ERISA in the context of the plan's particular circumstances before authorizing an investment in the preferred securities. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the plan, and whether the investment would involve a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

     Section 406 of ERISA and Section 4975 of the Code prohibit plans, as well as individual retirement accounts and Keogh plans subject to Section 4975 of the Code, which we also refer to as "plans," from engaging in certain transactions involving "plan assets" with persons who are "parties in interest" under ERISA or "disqualified persons" under the Code, "parties in interest," with respect to the plan or account. A violation of these "prohibited transaction" rules may result in civil penalty or other liabilities under ERISA and/or an excise tax under Section 4975 of the Code for those persons, unless exemptive relief is available under an applicable statutory, regulatory or administrative exemption. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and foreign plans (as described in Section 4(b) (4) of ERISA) are not subject to the requirements of ERISA or Section 4975 of the Code. However, governmental plans may be subject to similar provisions under applicable state laws.

     The U.S. Department of Labor has issued a regulation with regard to whether the underlying assets of an entity in which plans acquire an equity interest are deemed to be plan assets (the "Plan Assets Regulation"). Under such regulation, for purposes of ERISA and Section 4975 of the Code, the assets of Countrywide Capital would be deemed to be "plan assets" of a plan, if a plan were to acquire an equity interest in Countrywide Capital and no exception was applicable under the Plan Assets Regulation. An "equity interest" is defined under the Plan Assets Regulation as any interest in an entity other than an instrument which is treated as indebtedness under applicable law and which has no substantial equity features and specifically includes a beneficial interest in a trust.

     The Plan Assets Regulation contains an exception for investments by plans in certain "publicly-offered securities." In order to qualify for this exception, the securities in question must be: (i) "freely transferable;" (ii) part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another; and (iii) either (a) part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act, or (b) sold as part of a public offering pursuant to an effective registration statement under the Securities Act and registered under the Exchange Act within 120 days (or such later time as may be allowed by the SEC) after the end of the issuer's fiscal year during which the offering occurred.

     It is currently anticipated that the preferred securities will be "freely transferable" for purposes of this exception and will be owned by at least 100 investors independent of the issuer and of one another. Finally, no preferred securities will be sold except pursuant to an effective registration statement under the Securities Act, and it is intended that the required filings under the Exchange Act will be made for purposes of this exception. Therefore, Countrywide Capital should qualify for the exception, so that the assets of Countrywide Capital should not be "plan assets" of any plan investing in the preferred securities, and Countrywide Capital underlying assets should not be treated as "plan assets" of plan investors for purposes of determining whether any prohibited transaction has occurred.

     If, however, the assets of Countrywide Capital were deemed to be plan assets of plans that are holders of the trust securities of Countrywide Capital, a plan's investment in the trust securities of Countrywide Capital might be deemed to constitute a delegation under ERISA of the duty to manage plan assets by a fiduciary investing in trust securities of Countrywide Capital. Also, Countrywide Financial Corporation, the obligor with respect to the junior subordinated debentures held by Countrywide Capital, might be considered a "party in interest" or "disqualified person" relating to plans whose assets were used to purchase trust securities of Countrywide Capital. If this were the case, an investment in trust securities of Countrywide Capital by a plan might constitute, or in the course of the operation of Countrywide Capital give rise to, one or more prohibited transactions under ERISA or the Code. In particular, it is likely that under such circumstances a prohibited extension of credit to Countrywide Financial Corporation would be considered to occur under ERISA and the Code.

     In addition, Countrywide Financial Corporation might be considered a "party in interest" or "disqualified person" for certain plans for reasons unrelated to the operation of Countrywide Capital, e.g., because of the provision of services by Countrywide Financial Corporation or its affiliates to the plan. A purchase of trust securities of Countrywide Capital by any such plan would be likely to result in a prohibited extension of credit to Countrywide Financial Corporation, without regard to whether the assets of Countrywide Capital constituted plan assets.

     Accordingly, the trust securities of Countrywide Capital may be not purchased, held or disposed of by any plan or any person investing "plan assets" of any plan that is subject to the prohibited transaction rules of ERISA or
Section 4975 of the Code or other similar law, unless one of the following Prohibited Transaction Class Exemptions ("PTCE") issued by the Department of Labor (or similar exemption or exception) applies to such purchase, holding and disposition:

     The Department of Labor has issued five prohibited transaction class exemptions, which we refer to as "PTCEs," that may provide exemptive relief if required for direct or indirect prohibited transactions that may arise from the purchase or holding of the preferred securities. These exemptions are:

          (1) PTCE 84-14, an exemption for certain transactions determined by independent qualified professional asset managers;

          (2) PTCE 90-1, an exemption for certain transactions involving insurance company pooled separate accounts;

          (3) PTCE 91-38, an exemption for certain transactions involving bank collective investment funds;

          (4) PTCE 95-60, an exemption for transactions involving certain insurance company general accounts; or

          (5) PTCE 96-23, an exemption for plan asset transactions managed by in-house asset managers.

     Any purchaser or holder of the preferred securities or any interest in the preferred securities will be deemed to have represented by its purchase and holding of the preferred securities that it either,

          (1) is not a plan or a plan asset entity and is not purchasing those securities on behalf of or with "plan assets" of any plan;

          (2) is eligible for the exemptive relief available under any of the PTCEs listed above or another applicable exemption with respect to the purchase or holding; or

          (3) it is a governmental plan (as defined in section 3 or ERISA) or other plan that is not subject to the provisions of Title I or ERISA or
     Section 4975 of the Code and its purchase, holding and disposition of trust securities are not otherwise prohibited.

     If a purchaser or holder of the preferred securities that is a plan or a plan asset entity elects to rely on an exemption other than one of the PTCEs listed above, Countrywide Financial Corporation and Countrywide Capital may require a satisfactory opinion of counsel or other evidence with respect to the availability of that exemption for the purchase and holding.

     Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt transactions, it is important that fiduciaries or other persons considering purchasing the preferred securities on behalf of or with "plan assets" of any plan consult with its ERISA counsel regarding the potential consequences if the assets of Countrywide Capital were deemed to be "plan assets" and the availability of exemptive relief under any of the PTCEs listed above or any other applicable exemption.

     The sale of preferred securities to a plan is not a representation by Countrywide Capital, Countrywide Financial Corporation, any trustee, the underwriters or any other person associated with the sale of the preferred securities that those securities meet relevant legal requirements with respect to investments by plans generally, or any particular plan.

                                  UNDERWRITING

     Subject to the terms and conditions set forth in the underwriting agreement dated the date of this prospectus supplement, Countrywide Capital has agreed to sell to each of the underwriters named below, and each of the underwriters, for whom Morgan Stanley & Co. Incorporated and Salomon Smith Barney Inc. are acting as representatives, has severally agreed to purchase, the number of preferred securities set forth opposite its name below.

                                                                   NUMBER OF
UNDERWRITERS                                                  PREFERRED SECURITIES
------------                                                  --------------------
Morgan Stanley & Co. Incorporated ..........................
Salomon Smith Barney Inc. ..................................
Merrill Lynch, Pierce, Fenner & Smith Incorporated .........
Wachovia Securities, Inc. ..................................
Banc of America Securities LLC .............................
Banc One Capital Markets, Inc. .............................
J.P. Morgan Securities Inc. ................................
                                                                    --------
     Total..................................................
                                                                    ========

     The underwriting agreement provides that the obligations of the underwriters to purchase the preferred securities included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all the preferred securities if they purchase any of the preferred securities. If an underwriter defaults, the underwriting agreement provides that, in certain circumstances, the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

     The underwriters propose to offer some of the preferred securities directly to the public at the public offering price set forth on the cover page of this prospectus supplement, and some of the preferred securities to dealers at that
price less a concession not to exceed $     per preferred security. The
underwriters may allow, and those dealers may reallow, a concession not to
exceed $     per preferred security to selected brokers and dealers. After the preferred securities are released for sale to the public, the offering price and concessions may be changed.

     The following table shows the underwriting commissions to be paid by Countrywide Financial Corporation to the underwriters in connection with this offering.

                                                                 PER
                                                              PREFERRED
                                                              SECURITY     TOTAL
                                                              ---------   -------
Public offering price.......................................     $25        $
Underwriting commissions to be paid by Countrywide Financial
  Corporation...............................................      (1)        (1)
Proceeds to Countrywide Capital.............................     $25        $

---------------

(1) Underwriting commissions of $     per preferred security, or $     in the
    aggregate, will be paid by Countrywide Financial Corporation.

     Countrywide Capital has granted the underwriters an option exercisable for 30 days after the date of this prospectus supplement to purchase up to an
aggregate of      preferred securities solely to cover over-allotments, if any.
If the underwriters exercise their over-allotment option, the underwriters have severally agreed, subject to certain conditions, to purchase approximately the same percentage thereof that the number of preferred securities to be purchased by each of them, as shown in the table above, bears to the preferred securities offered hereby. If the underwriters exercise this option in whole or in part,
Countrywide Financial Corporation will pay underwriting commissions of $     per
additional preferred security so purchased.

     During a period of 30 days from the date of the prospectus supplement, neither Countrywide Financial Corporation nor Countrywide Home Loans will, without the prior written consent of the underwriters, directly or indirectly, offer, sell, contract to offer, sell or otherwise dispose of any preferred securities, any preferred stock or any other securities that are substantially similar to the preferred securities, the preferred securities guarantee or the debenture guarantee or any securities convertible into or exchangeable for such securities.

     Prior to this offering, there has been no public market for the preferred securities. Countrywide Capital will apply to have the preferred securities listed on the NYSE. If approved for listing, trading of the preferred securities on the NYSE is expected to commence within a 30-day period after the initial delivery of the preferred securities. The representatives have advised Countrywide Financial Corporation and Countrywide Capital that the underwriters intend to make a market in the preferred securities prior to commencement of trading on the NYSE, but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the preferred securities.

     In order to meet one of the requirements for listing the preferred securities on the NYSE, the underwriters will undertake to sell preferred securities to a minimum of 400 beneficial holders.

     In connection with the offering, Morgan Stanley & Co. Incorporated and Salomon Smith Barney Inc., on behalf of the underwriters, may purchase and sell preferred securities in the open market. These transactions may include over-allotment, syndicate covering transactions and stabilizing transactions. Over-allotment involves syndicate sales of preferred securities in excess of the number of preferred securities to be purchased by the underwriters in the offering, which creates a syndicate short position. Syndicate covering transactions involve purchases of the preferred securities in the open market after the distribution has been completed in order to cover syndicate short positions. Stabilizing transactions consist of certain bids or purchases of preferred securities made for the purpose of preventing or retarding a decline in the market price of the preferred securities while the offering is in progress.

     The underwriters also may impose a penalty bid. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when Morgan Stanley & Co. Incorporated and Salomon Smith Barney Inc., in covering syndicate short positions or making stabilizing purchases, repurchases preferred securities originally sold by that syndicate member.

     Any of these activities may have the effect of preventing or retarding a decline in the market price of the preferred securities. They may also cause the price of the preferred securities to be higher than the price that otherwise would exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

     Countrywide Financial Corporation estimates that its total expenses for
this offering will be $     .

     The underwriters and their affiliates have provided various investment banking and commercial banking services for Countrywide Financial Corporation, Countrywide Home Loans and their affiliates for which they received customary fees and expenses. The underwriters and their affiliates may, from time to time, engage in transactions with and perform services for Countrywide Financial Corporation, Countrywide Home Loans and their subsidiaries in the ordinary course of business.

     Countrywide Capital, Countrywide Financial Corporation and Countrywide Home Loans have agreed to indemnify the underwriters against, or contribute to payments that the underwriters may be required to make in respect of, certain liabilities, including liabilities under the Securities Act.

                                 LEGAL MATTERS

     Certain matters of Delaware law relating to the validity of the preferred securities and the formation of Countrywide Capital will be passed upon on behalf of the trust by Morris, Nichols, Arsht & Tunnell. The validity of the other securities issuable under this prospectus supplement will be passed upon for Countrywide Financial Corporation, Countrywide Home Loans and Countrywide Capital by Munger, Tolles & Olson LLP and for the underwriters by Sidley Austin Brown & Wood LLP.

                                    EXPERTS

     The consolidated financial statements of Countrywide Financial Corporation incorporated in this prospectus supplement have been audited by Grant Thornton LLP, independent certified public accountants, for the periods and to the extent indicated in their report thereon, and have been so incorporated in reliance upon the authority of said firm as experts in accounting and auditing.

PROSPECTUS

                             COUNTRYWIDE CAPITAL IV
                             COUNTRYWIDE CAPITAL V
                              PREFERRED SECURITIES
     FULLY AND UNCONDITIONALLY GUARANTEED, AS DESCRIBED IN THIS PROSPECTUS
                 AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT, BY

                       COUNTRYWIDE FINANCIAL CORPORATION
                            ------------------------
                                  THE TRUSTS:

     The trusts are Delaware statutory trusts. Each trust may:

     - sell preferred securities representing undivided beneficial interests in the trust to the public;

     - sell common securities representing undivided beneficial interests in the trust to Countrywide Financial Corporation;

     - use the proceeds from these sales to buy an equal principal amount of junior subordinated debentures issued by either Countrywide Financial Corporation or Countrywide Home Loans, Inc.; and

     - distribute the cash payments it receives on the junior subordinated debentures it owns to the holders of the preferred and common securities.

                                 DISTRIBUTIONS:

     - For each preferred security that you own, you will receive cumulative cash distributions on the liquidation amount of the preferred security. The rate at which cash distributions will be paid and the liquidation amount per preferred security will be set forth in the accompanying prospectus supplement.

                                  GUARANTEES:

     - Countrywide Financial Corporation will fully and unconditionally guarantee the payment by the trust of the preferred securities as described in this prospectus; and

     - If Countrywide Financial Corporation issues junior subordinated debentures to a trust, Countrywide Home Loans, Inc. will fully and unconditionally guarantee the payment by Countrywide Financial Corporation of the junior subordinated debentures as described in this prospectus.

     - If Countrywide Home Loans, Inc. issues junior subordinated debentures to a trust, Countrywide Financial Corporation will fully and unconditionally guarantee the payment by Countrywide Home Loans, Inc. of the junior subordinated debentures as described in this prospectus.

     This prospectus provides you with a general description of the preferred securities each trust may offer. Each time a trust offers preferred securities, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of the preferred securities being offered. These supplements may also add, update or change information contained in this prospectus. To understand the terms of the preferred securities, you should carefully read this prospectus with the applicable supplements, which together provide the specific terms of the preferred securities that the trusts are offering.

     This prospectus may be used to offer and sell securities, only if accompanied by the prospectus supplement for those securities.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                            ------------------------
                 The date of this prospectus is March 20, 2003.

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS AND IN ANY PROSPECTUS SUPPLEMENT ACCOMPANYING THIS PROSPECTUS AND THAT WE, COUNTRYWIDE HOME LOANS OR ANY OF THE COUNTRYWIDE CAPITAL TRUSTS HAVE REFERRED YOU TO. NEITHER WE, COUNTRYWIDE HOME LOANS NOR THE COUNTRYWIDE CAPITAL TRUSTS HAVE AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROSPECTUS OR IN ANY PROSPECTUS SUPPLEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THOSE DOCUMENTS.
                            ------------------------

     References in this prospectus to " Countrywide Financial Corporation," "we," "us" and "our" are to Countrywide Financial Corporation.

     References in this prospectus to "Countrywide Home Loans" are to Countrywide Home Loans, Inc.

     References in this prospectus to "Countrywide Capital," the "trust" or the "trusts" are to Countrywide Capital IV and Countrywide Capital V, respectively or collectively.

                             ADDITIONAL INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). You may read and copy any document we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public at the SEC's web site at http://www.sec.gov and at the public reference rooms of the New York Stock Exchange, 20 Broad Street, New York, New York 10005 and the Pacific Stock Exchange, 115 Sansome Street, San Francisco, California 94104.

     The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, other than those portions of such documents (1) described in paragraphs (i), (k) and (l) of Item 402 of Regulation S-K promulgated by the SEC or (2) furnished under Item 9 of a Current Report on Form 8-K, until all the securities offered under this prospectus are sold. This prospectus is part of the registration statement we, Countrywide Home Loans and the trusts filed with the SEC.

     1. Annual Report on Form 10-K for the transition period from March 1, 2001 to December 31, 2001.

     2. Quarterly Reports on Form 10-Q for the quarters ended March 31, 2002, June 30, 2002 and September 30, 2002.

     3. Current Reports on Form 8-K, dated September 4, 2002 and March 4, 2003.

     You may request a copy of these filings, at no cost, by writing or telephoning us at Countrywide Financial Corporation, 4500 Park Granada, Calabasas, California 91302, telephone (818) 225-3000, Attention: Investor Relations.

     We have not included separate financial statements for each of the trusts in this prospectus. We do not believe that holders of the preferred securities would find these financial statements meaningful because:

     - all of the voting securities of each of the trusts will be owned, directly or indirectly, by Countrywide Financial Corporation, a reporting company under the Exchange Act;

     - each of the trusts has no independent assets, operations, revenues or cash flows and exists for the sole purpose of issuing the preferred securities and investing the proceeds in junior subordinated debentures issued by either Countrywide Financial Corporation or Countrywide Home Loans; and

     - the obligations of Countrywide Financial Corporation described in this prospectus and in any accompanying prospectus supplement constitute a full and unconditional guarantee of payments due on the preferred securities.

     The trusts do not file reports with the SEC.

          COUNTRYWIDE FINANCIAL CORPORATION AND COUNTRYWIDE HOME LOANS

COUNTRYWIDE FINANCIAL CORPORATION

     We are a holding company, which through our principal subsidiaries provides diversified financial products and services to consumers and institutions with mortgage banking at our core. We pursue these activities in five business segments, many of which are complementary to mortgage-related activities.

     Mortgage Banking Segment. Through our principal subsidiary, Countrywide Home Loans, Inc. ("CHL"), together with other wholly-owned subsidiaries, we engage in the mortgage banking business that includes, originating, purchasing, selling and servicing mortgage loans. Our mortgage loans are principally prime credit quality first-lien mortgage loans secured by single- (one-to-four) family residences ("prime credit quality first mortgages"). We also offer home equity loans and sub-prime credit quality loans. The mortgage banking segment serves both consumers and institutions.

     Capital Markets Segment. Through wholly-owned subsidiaries, we also provide institutional customers with mortgage-backed securities brokerage and underwriting and the brokerage of bulk mortgage servicing transactions. We also engage in the management of loan securitization conduits and the management of distressed residential real estate assets.

     Insurance Segment. Through wholly-owned subsidiaries, which include an insurance carrier, insurance brokerage companies and insurance agencies, we offer consumer insurance products and services directly to consumers and through other financial institutions. Through our mortgage reinsurance subsidiary, we offer mortgage credit reinsurance to investors in mortgage loans and in securities collateralized by mortgage loans.

     Banking Segment. Through wholly-owned subsidiaries, we offer retail banking products and services to consumers and warehouse lines of credit and document custody services to banks and other lenders.

     Global Segment. Through wholly-owned subsidiaries and majority-owned joint ventures, we offer mortgage loan processing and servicing in foreign countries, electronic property valuation services, and consulting services on mortgage-related topics primarily to financial institutions.

     We are a Delaware corporation, originally incorporated in New York under the name of OLM Credit Industries, Inc. On November 2, 2002, we changed our name from Countrywide Credit Industries, Inc. to Countrywide Financial Corporation. Our principal executive offices are located at 4500 Park Granada, Calabasas, California 91302, and our telephone number is (818) 225-3000.

COUNTRYWIDE HOME LOANS, INC.

     As described above in "-- Countrywide Financial Corporation," Countrywide Home Loans and its subsidiaries originate, purchase, securitize, sell and service mortgage loans that are principally prime credit quality mortgage loans. Countrywide Home Loans also offers home equity loans and sub-prime credit quality loans.

     Countrywide Home Loans produces mortgage loans through three separate divisions. The consumer markets division originates prime credit quality mortgage loans and home equity loans by means of referrals from real estate agents and direct contact with consumers through its nationwide network of retail branch offices, its telemarketing systems and its site on the World Wide Web. The wholesale division produces prime credit quality mortgage loans and home equity loans through mortgage brokers and other financial intermediaries. Through the correspondent lending division, Countrywide Home Loans purchases loans from other mortgage bankers, commercial banks, savings and loan associations, credit unions and other financial intermediaries. Countrywide Home Loans customarily sells substantially all loans that it originates or purchases. To guarantee timely and full payment of principal and interest on Fannie Mae securities, Freddie Mac securities and Ginnie Mae securities and to transfer credit risk of the loans, Countrywide Home Loans pays guarantee fees to these agencies.

     Countrywide Home Loans and its subsidiary, Countrywide Home Loans Servicing LP, service on a non-recourse basis substantially all of the mortgage loans that Countrywide Home Loans originates or purchases under servicing agreements with Fannie Mae, Freddie Mac, Ginnie Mae and various investors. In addition, Countrywide Home Loans purchases bulk servicing contracts, also on a non-recourse basis, to service single-family residential mortgage loans originated by other lenders. Servicing mortgage loans includes collecting and remitting loan payments, answering questions from customers, making advances when required, accounting for principal and interest, holding custodial (impound) funds for payment of property taxes and hazard insurance, making any physical inspections of the property, counseling delinquent mortgagors, supervising foreclosures and property dispositions in the event of unremedied defaults and generally administering the loans. Countrywide Home Loans receives a fee for servicing mortgage loans ranging generally from 1/4% to 1/2% annually on the declining principal balances of the loans. Countrywide Home Loans has sold, and may sell in the future, a portion of its portfolio of loan servicing rights to other mortgage servicers.

     The principal sources of Countrywide Home Loans' revenue are: (1) loan origination fees; (2) any gains from the sale of loans; (3) interest earned on mortgage loans during the period that they are held by Countrywide Home Loans pending sale, net of interest paid on funds borrowed to finance those mortgage loans; (4) loan servicing fees; and (5) interest benefit derived from the custodial balances associated with Countrywide Home Loans' servicing portfolio. Countrywide Home Loans' principal financing needs are the financing of its mortgage loan inventory and the investment in mortgage servicing rights. To meet these needs, Countrywide Home Loans currently utilizes commercial paper supported by its revolving credit facility, medium-term notes, mortgage repurchase agreements, pre-sale funding facilities, an optional cash purchase feature in the dividend reinvestment plan, redeemable capital trust pass-through securities and cash flows from operations. In the past, Countrywide Home Loans has utilized whole loan repurchase agreements, servicing-secured bank facilities, private placements of unsecured notes and other financings, direct borrowings from its revolving credit facility and public offerings of preferred and common stock.

     Countrywide Home Loans is a New York corporation, originally incorporated in 1969. Its principal executive offices are located at 4500 Park Granada, Calabasas, California 91302, and its telephone number is (818) 225-3000.

                                   THE TRUSTS

     Each of the trusts is a statutory trust formed under Delaware law pursuant to a declaration of trust, each an "initial declaration," executed by Countrywide Financial Corporation, as sponsor for the trusts, and the Countrywide Capital trustees, as defined below, for the trusts, and the filing of a certificate of trust with the Delaware Secretary of State.

     Each trust exists for the exclusive purposes of:

     - issuing the preferred securities and common securities representing undivided beneficial interests in the assets of the trust;

     - investing the gross proceeds of the preferred securities and the common securities, together the "trust securities," in junior subordinated debentures issued either by Countrywide Financial Corporation or by Countrywide Home Loans; and

     - engaging in only those other activities necessary or incidental to the activities described in the previous two bullets.

     All of the common securities will be directly or indirectly owned by Countrywide Financial Corporation. The common securities of each trust will rank equally, and payments will be made pro rata, with the preferred securities of that trust, except that upon an event of default under the declaration, the rights of the holders of the common securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the preferred securities. Countrywide Financial Corporation will, directly or indirectly, purchase common securities of each trust in an aggregate liquidation amount equal to at least 3% of the total capital of each trust.

     Each trust's business and affairs will be conducted by the trustees, whom we refer to as the "Countrywide Capital trustees." Unless an event of default has occurred and is continuing, as a direct or indirect holder of all the common securities, Countrywide Financial Corporation will be entitled to appoint, remove or replace any of, or increase or reduce the number of, the Countrywide Capital trustees of a trust. The duties and obligations of the Countrywide Capital trustees will be governed by the declaration of that Countrywide Capital trust. One or more of the Countrywide Capital trustees for each trust will be persons who are employees or officers of or persons affiliated with Countrywide Financial Corporation, referred to as the "regular trustees." One Countrywide Capital trustee of each trust will be a financial institution which will be unaffiliated with Countrywide Financial Corporation and which will act as institutional trustee under the declaration and as indenture trustee for purposes of the Trust Indenture Act of 1939, as amended, the "Trust Indenture Act," pursuant to the terms set forth in a prospectus supplement. In addition, unless the institutional trustee maintains a principal place of business in Delaware, and otherwise meets the requirements of applicable law, one Countrywide Capital trustee of each trust will have its principal place of business or reside in the State of Delaware.

     Each Countrywide Capital trust has a term of approximately 55 years, but may dissolve earlier as provided in the applicable declaration.

     The issuer of the junior subordinated debentures will pay all fees and expenses related to the Countrywide Capital trusts and the offering of trust securities, the payment of which will be guaranteed by Countrywide Financial Corporation, if it is not the issuer of the junior subordinated debentures, or otherwise by Countrywide Home Loans.

     The office of the Delaware trustee for each trust in Delaware, and its principal place of business is c/o The Bank of New York (Delaware), White Clay Center, Route 273, Newark, Delaware 19711. The principal place of business of each trust will be c/o Countrywide Financial Corporation, 4500 Park Granada, Calabasas, California 91302.

                                USE OF PROCEEDS

     Each trust will use the proceeds of the sale of the trust securities to acquire junior subordinated debentures from Countrywide Financial Corporation or Countrywide Home Loans. Except as we may otherwise state in any prospectus supplement, each of Countrywide Financial Corporation or Countrywide Home Loans intends to use the net proceeds from any sale of its junior subordinated debentures for general corporate purposes, including the retirement of debt and the investment in servicing rights through the current production of loans and the bulk acquisition of contracts to service loans, and for acquisitions.

                      SELECTED CONSOLIDATED FINANCIAL DATA

     The following table sets forth our selected consolidated financial data. On September 25, 2001, our board of directors voted that effective January 1, 2002, we would begin reporting our financial results on a calendar year basis with a December 31 year end. We issued a Form 10-K for the 10-month transition period ended December 31, 2001. The information for the nine months ended September 30, 2002 and August 31, 2001 was derived from the unaudited Consolidated Financial Statements included in our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2000, filed on November 14, 2002. In the opinion of management, this information includes all adjustments, consisting of normal recurring adjustments, necessary for the fair presentation of such data. The information for (i) the 10-month transition period ended December 31, 2001, and
(ii) the fiscal years ended February 28 (29), 2001, 2000, 1999 and 1998 was derived from the audited Consolidated Financial Statements included in our Annual Report on Form 10-K for the respective years.

ITEM 6. SELECTED CONSOLIDATED FINANCIAL DATA

                                NINE MONTHS    NINE MONTHS    TEN MONTHS
                                   ENDED          ENDED         ENDED                    YEAR ENDED FEBRUARY 28(29),
                               SEPTEMBER 30,   AUGUST 31,    DECEMBER 31,   -----------------------------------------------------
                                   2002           2001           2001          2001          2000          1999          1998
                               -------------   -----------   ------------   -----------   -----------   -----------   -----------
                                                      (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF EARNINGS
  DATA(1):
Revenues:
  Gain on sale of loans......   $ 2,324,679    $ 1,245,346   $ 1,741,599    $ 1,048,238   $ 1,004,808   $ 1,370,856   $   718,816
  Interest earned............     1,608,959      1,440,611     1,806,596      1,324,066       978,656     1,016,110       571,938
  Interest charges...........    (1,044,615)    (1,300,129)   (1,474,719)    (1,330,724)     (904,713)     (962,302)     (556,032)
                                -----------    -----------   -----------    -----------   -----------   -----------   -----------
    Net interest earned......       564,344        140,482       331,877         (6,658)       73,943        53,808        15,906
  Loan servicing fees........     1,448,814      1,121,797     1,367,381      1,227,474     1,043,838       894,570       752,361
  Amortization of MSRs.......      (799,122)      (623,203)     (805,533)      (518,199)     (459,308)     (556,373)     (300,311)
  Impairment/recovery of
    retained interests.......    (2,820,549)    (1,482,927)   (1,472,987)      (915,589)      262,939      (518,930)     (269,848)
  Servicing hedge............     1,757,071      1,144,471       908,993        797,148      (264,094)      412,812       232,959
                                -----------    -----------   -----------    -----------   -----------   -----------   -----------
      Net loan servicing
        fees.................      (413,786)       160,138        (2,146)       590,834       583,375       232,079       415,161
  Net insurance premiums
    earned...................       397,382        253,638       316,432        274,039        75,786        12,504         5,643
  Commissions and other
    revenue..................       250,164        198,148       247,919        167,386       146,049       150,165       135,688
  Gain on sale of
    subsidiary...............            --             --            --             --         4,424            --        57,381
                                -----------    -----------   -----------    -----------   -----------   -----------   -----------
    Total revenues...........     3,122,783      1,997,752     2,635,681      2,073,839     1,888,385     1,819,412     1,348,595
                                -----------    -----------   -----------    -----------   -----------   -----------   -----------
Expenses:
  Salaries and related
    expenses.................     1,327,142        807,841     1,075,227        818,959       739,501       726,651       453,918
  Occupancy and other office
    expenses.................       304,915        232,930       291,571        262,370       261,303       240,413       170,586
  Marketing expenses.........        66,240         45,415        54,068         71,557        72,930        64,510        42,320
  Insurance net losses.......       186,415        100,957       134,819        106,827        23,420            --            --
  Other operating expenses...       302,495        212,025       291,377        228,091       160,033       156,033       116,225
                                -----------    -----------   -----------    -----------   -----------   -----------   -----------
    Total expenses...........     2,187,207      1,399,168     1,847,062      1,487,804     1,257,187     1,187,607       783,049
                                -----------    -----------   -----------    -----------   -----------   -----------   -----------
Earnings before income
  taxes......................       935,576        598,584       788,619        586,035       631,198       631,805       565,546
Provision for income taxes...       348,674        222,054       302,613        211,882       220,955       246,404       220,563
                                -----------    -----------   -----------    -----------   -----------   -----------   -----------
Net earnings.................   $   586,902    $   376,530   $   486,006    $   374,153   $   410,243   $   385,401   $   344,983
                                ===========    ===========   ===========    ===========   ===========   ===========   ===========
PER SHARE DATA(2):
Basic........................   $      4.73    $      3.18   $      4.04    $      3.26   $      3.63   $      3.46   $      3.21
Diluted......................   $      4.55    $      3.06   $      3.89    $      3.14   $      3.52   $      3.29   $      3.09
Cash dividends per share.....   $      0.34    $      0.30   $      0.30    $      0.40   $      0.40   $      0.32   $      0.32
Weighted average shares
  outstanding:
  Basic......................   124,180,000    118,235,000   120,339,000    114,932,000   113,083,000   111,414,000   107,491,000
  Diluted....................   129,105,000    123,062,000   124,793,000    119,035,000   116,688,000   117,045,000   111,526,000
                                ===========    ===========   ===========    ===========   ===========   ===========   ===========
SELECTED BALANCE SHEET DATA
  AT END OF PERIOD(1):
Total assets.................   $45,210,201    $31,134,650   $37,216,804    $22,955,507   $15,822,328   $15,648,256   $12,183,211
Short-term debt..............   $16,084,002    $10,453,486   $15,105,370    $ 7,300,030   $ 2,529,302   $ 3,982,435   $ 3,279,489
Long-term debt...............   $12,635,468    $10,530,513   $10,897,481    $ 7,643,991   $ 7,253,323   $ 5,953,324   $ 4,195,732
Common shareholders'
  equity.....................   $ 4,903,761    $ 3,896,780   $ 4,087,642    $ 3,559,264   $ 2,887,879   $ 2,518,885   $ 2,087,943
                                ===========    ===========   ===========    ===========   ===========   ===========   ===========
OPERATING DATA (DOLLAR
  AMOUNTS IN MILLIONS):
Loan servicing
  portfolio(3)...............   $   406,011    $   314,143   $   336,627    $   293,600   $   250,192   $   215,489   $   182,889
Volume of loans originated...   $   149,798    $    84,614   $   123,969    $    68,923   $    66,740   $    92,881   $    48,772
                                ===========    ===========   ===========    ===========   ===========   ===========   ===========

------------

(1) Certain amounts in the Consolidated Financial Statements have been reclassified to conform to the Company's current presentation.

(2) Adjusted to reflect subsequent stock dividends and splits.

(3) Includes warehoused loans and loans under subservicing agreements.

                    DESCRIPTION OF THE PREFERRED SECURITIES

     Each trust may issue only one series of preferred securities having terms described in the accompanying prospectus supplement. Each series of preferred securities will be issued pursuant to the terms of an amended and restated declaration of trust, a "declaration." Each declaration will be qualified as an indenture under the Trust Indenture Act. The Bank of New York will act as trustee under the declaration for purposes of compliance with the provisions of the Trust Indenture Act.

     The preferred securities will have those terms, including distribution, redemption, voting, liquidation rights and such other preferred, deferred or other special rights or such restrictions as will be set forth in the declaration or made part of the declaration by the Trust Indenture Act. Each trust will use the proceeds from the sale of these preferred securities to purchase junior subordinated debentures from either Countrywide Financial Corporation or Countrywide Home Loans. The terms of the junior subordinated debentures will mirror the terms of the preferred securities. The terms of the preferred securities and the junior subordinated debentures are described in the accompanying prospectus supplement and may include:

     - the distinctive designation of the preferred securities;

     - the number of preferred securities issuable by the trust;

     - the annual distribution rate, or method of determining that rate, for preferred securities and the date or dates upon which those distributions will be payable;

     - whether distributions on preferred securities will be cumulative, and, if so, the date or dates or method of determining the date or dates from which distributions on preferred securities will be cumulative;

     - the amount or amounts which will be paid out of the assets of the applicable trust to the holders of preferred securities upon voluntary or involuntary dissolution, winding-up or termination of that trust;

     - the obligation, if any, of the applicable trust to purchase or redeem preferred securities issued by that trust and the price or prices at which, the period or periods within which, and the terms and conditions upon which, preferred securities issued by that trust will be purchased or redeemed, in whole or in part, pursuant to that obligation;

     - the voting rights, if any, of holders of preferred securities in addition to those required by law or described in this prospectus, including the number of votes per preferred security and any requirement for the approval by the holders of preferred securities, or of preferred securities issued by one or more other trusts, or of both, as a condition to specified action or amendments to the declaration of the trust;

     - the terms and conditions, if any, upon which the issuer of the junior subordinated debentures may redeem the junior subordinated debentures prior to the first optional redemption date, if any;

     - the terms and conditions, if any, upon which the junior subordinated debentures owned by the trust may be distributed to holders of preferred securities;

     - if applicable, any securities exchange upon which the preferred securities will be listed; and

     - any other relevant rights, preferences, privileges, limitations or restrictions of preferred securities not inconsistent with the declaration or with applicable law.

     All preferred securities will be guaranteed by Countrywide Financial Corporation to the extent set forth below under "Description of the Preferred Securities Guarantees."

     Certain United States federal income tax considerations applicable to any offering of preferred securities will be described in the prospectus supplement relating to the offering.

DEFERRAL OF DISTRIBUTIONS OF PREFERRED SECURITIES

     The issuer of the junior subordinated debentures, which may be either Countrywide Financial Corporation or Countrywide Home Loans, may, on one or more occasions, defer payments of interest on the junior subordinated debentures as described in the applicable prospectus supplement. In the event the issuer elects to defer interest payments on any series of its junior subordinated debentures, the applicable trust will also defer distributions on its preferred securities. During this deferral period, distributions will continue to accrue at the rate specified in the applicable prospectus supplement. If the issuer elects to defer interest payments on the junior subordinated debentures, it will be restricted from making payments on its capital stock and other capital instruments as described in the applicable prospectus supplement.

VOTING RIGHTS

     Except as described in this prospectus, under the Delaware Statutory Trust Act, the Trust Indenture Act, under "Description of the Preferred Securities Guarantees -- Modification of the Preferred Securities Guarantees; Assignment" in this prospectus, and under any prospectus supplement relating to the issuance of a series of preferred securities, and as otherwise required by law and the declarations, the holders of the preferred securities will have no voting rights.

     The holders of a majority in aggregate liquidation amount, in a specified series, of the preferred securities have the right to direct any proceeding for any remedy available to the institutional trustee so long as the institutional trustee receives the tax opinion discussed below. The holders of a majority in aggregate liquidation amount also have the right to direct the institutional trustee under the declaration to:

          (1) direct any proceeding for any remedy available to the trustee of the indenture under which the junior subordinated debentures will be issued and purchased by the applicable trust, or exercising any trust or power conferred on the debt trustee;

          (2) waive any past indenture event of default that is waivable under the indenture;

          (3) exercise any right to rescind or annul an acceleration of the maturity of the junior subordinated debentures; or

          (4) consent to any amendment, modification or termination where that consent is required.

     If there is an event of default on the preferred securities, and that default is a result of a payment default under the junior subordinated debentures or the related debenture guarantee, the holders of the preferred securities may also sue the issuer and the guarantor of the junior subordinated debentures directly, a "direct action," to enforce payment of the principal of, or interest on, the junior subordinated debentures, or payments required by the related debenture guarantee, having a principal amount equal to the aggregate liquidation amount of the preferred securities of the holder on or after the due date specified in the junior subordinated debentures.

     Where a consent or action under the indenture would require the consent or act of holders of more than a majority in principal amount of the junior subordinated debentures, called a "super majority," then only a super majority may direct the institutional trustee to give that consent or take that action. Where a consent or action under the indenture would require the consent or act of individual holders of the junior subordinated debentures, then only those individual holders may direct the institutional trustee to give that consent or take that action. If the institutional trustee fails to enforce its rights under the junior subordinated debentures, to the fullest extent permitted by law, any record holder of preferred securities may directly sue Countrywide Financial Corporation or Countrywide Home Loans, as either issuer of the junior subordinated debentures or guarantor under the related debenture guarantee, to enforce the institutional trustee's rights under the junior subordinated debentures and the related debenture guarantee. The record holder does not have to sue the institutional trustee or any other person or entity before enforcing his or her rights.

     The institutional trustee is required to notify all holders of the preferred securities of any notice of default received from the indenture trustee. The notice is required to state that the event of default also constitutes a declaration event of default. Except for directing the time, method and place of conducting a proceeding for a remedy available to the institutional trustee, the institutional trustee will not take any of the actions described in clauses (1), (2), (3) or (4) above unless the institutional trustee receives an opinion of a nationally recognized independent tax counsel stating that, as a result of that action, the trust will not fail to be classified as a grantor trust for United States federal income tax purposes.

     If the consent of the institutional trustee is required under the indenture for any amendment, modification or termination of the indenture, the institutional trustee is required to request the written direction of the holders of the trust securities. In that case, the institutional trustee will vote as directed by a majority in liquidation amount of the trust securities voting together as a single class. Where any amendment, modification or termination under the indenture would require the consent of a super majority or an individual holder, however, the institutional trustee may only give that consent at the direction of the holders of the same super majority of the holders of the trust securities or that individual holder, as applicable. The institutional trustee is not required to take any such action in accordance with the directions of the holders of the trust securities unless the institutional trustee has obtained a tax opinion to the effect described above.

     A waiver of an indenture event of default by the institutional trustee at the direction of the holders of the preferred securities will constitute a waiver of the corresponding declaration event of default.

     Holders of the preferred securities may give any required approval or direction at a separate meeting of holders of preferred securities convened for that purpose, at a meeting of all of the holders of trust securities or by written consent. The regular trustees will mail to each holder of record of preferred securities a notice of any meeting at which those holders are entitled to vote, or of any matter upon which action by written consent of those holders is to be taken. Each such notice will include a statement setting forth the following information:

     - the date of the meeting or the date by which the action is to be taken;

     - a description of any resolution proposed for adoption at the meeting on which those holders are entitled to vote or of the matter upon which written consent is sought; and

     - instructions for the delivery of proxies or consents.

     No vote or consent of the holders of preferred securities will be required for a trust to redeem and cancel preferred securities or distribute junior subordinated debentures in accordance with the declaration.

     Despite the fact that holders of preferred securities are entitled to vote or consent under the circumstances described above, any of the preferred securities that are owned at the time by Countrywide Financial Corporation or any entity directly or indirectly controlling or controlled by, or under direct or indirect common control with, Countrywide Financial Corporation, will not be entitled to vote or consent. Instead, these preferred securities will be treated as if they were not outstanding.

     Holders of the preferred securities generally will have no rights to appoint or remove the trustees. Instead, the trustees may be appointed, removed or replaced solely by Countrywide Financial Corporation as the indirect or direct holder of all of the common securities.

COMMON SECURITIES

     In connection with the issuance of preferred securities, each trust will issue one series of common securities having the terms (including distributions, redemption, voting, liquidation rights or such restrictions) as will be set forth in the prospectus supplement. Except for voting rights, the terms of the common securities will be substantially identical to the terms of the preferred securities. The common securities will rank equally, and payments will be made on the common securities pro rata, with the preferred securities, except that, upon an event of default, the rights of the holders of the common securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the preferred securities. Unless an event of default has occurred and is continuing, the common securities of a trust carry the right to vote and to appoint, remove or replace any of the trustees of that trust. All of the common securities of each trust will be directly or indirectly owned by Countrywide Financial Corporation.

               DESCRIPTION OF THE PREFERRED SECURITIES GUARANTEES

     Set forth below is a summary of information concerning the preferred securities guarantees which will be executed and delivered by Countrywide Financial Corporation for the benefit of the holders from time to time of preferred securities. Each preferred securities guarantee will be qualified as an indenture under the Trust Indenture Act. The Bank of New York will act as the guarantee trustee for purposes of the Trust Indenture Act. The terms of each preferred securities guarantee will be those set forth in the preferred securities guarantee and those made part of the preferred securities guarantee by the Trust Indenture Act. This summary of the material terms of the preferred securities guarantees is not intended to be complete and is qualified in all respects by the provisions of the form of preferred securities guarantee which is filed as an exhibit to the registration statement which contains this prospectus, and the Trust Indenture Act. Each preferred securities guarantee will be held by the guarantee trustee for the benefit of the holders of the preferred securities of the applicable trust.

GENERAL

     Countrywide Financial Corporation will irrevocably and unconditionally agree, to the extent set forth in the preferred securities guarantee, to pay in full to the holders of the preferred securities, the guarantee payments, as defined below, except to the extent paid by the trust, as and when due, regardless of any defense, right of set-off or counterclaim which the trust may have or assert, other than the defense of payment. The following payments, which are referred to as "guarantee payments," will be guaranteed by Countrywide Financial Corporation, without duplication:

     - any accrued and unpaid distributions that are required to be paid on the preferred securities, to the extent the trust has funds available for distributions;

     - the redemption price, plus all accrued and unpaid distributions, to the extent the trust has funds available for redemptions, relating to any preferred securities called for redemption by the trust; and

     - upon a voluntary or involuntary dissolution, winding-up or termination of the trust, other than in connection with the distribution of junior subordinated debentures to the holders of preferred securities or the redemption of all of the preferred securities, the lesser of:

          (1) the aggregate of the liquidation amount and all accrued and unpaid distributions on the preferred securities to the date of payment; or

          (2) the amount of assets of the trust remaining for distribution to holders of the preferred securities in liquidation of the trust.

     The redemption price and liquidation amount will be fixed at the time the preferred securities are issued.

     The obligation of Countrywide Financial Corporation to make a guarantee payment may be satisfied by direct payment of the required amounts by Countrywide Financial Corporation to the holders of preferred securities or by causing the trust to pay those amounts to those holders.

     The preferred securities guarantees will not apply to any payment of distributions, except to the extent a trust will have funds available for those payments. If the issuer of junior subordinated debentures does not make interest payments on the junior subordinated debentures held by a trust for any period, or if the guarantor fails to make any required payment under the related debenture guarantee, the trust will not pay distributions on the preferred securities for the corresponding period and will not have funds available for those payments.

     The preferred securities guarantees, when taken together with the obligations of Countrywide Financial Corporation under the junior subordinated debentures, whether as issuer or guarantor under the related debenture guarantee, the indentures and the declarations, including its obligations to pay or guarantee the payment of the costs, expenses, debts and liabilities of the trusts, other than those relating to trust securities, will provide a full and unconditional guarantee on a subordinated basis by Countrywide Financial Corporation of payments due on the preferred securities.

     Countrywide Financial Corporation has also agreed separately to irrevocably and unconditionally guarantee the obligations of the trusts with respect to the common securities to the same extent as the preferred securities guarantees, except that upon an event of default under the indenture, holders of preferred securities will have priority over holders of common securities with respect to distributions and payments on liquidation, redemption or otherwise.

CERTAIN COVENANTS OF COUNTRYWIDE FINANCIAL CORPORATION

     Countrywide Financial Corporation will agree that, so long as any preferred securities of a trust remain outstanding, if any event occurs that would constitute an event of default under the preferred securities guarantee or the indenture related to that trust, or if the issuer of the junior subordinated debentures has exercised its option to defer interest payments on the junior subordinated debentures by extending the interest payment period and that period or extension of that period is continuing, then:

     - Neither Countrywide Financial Corporation nor Countrywide Home Loans will declare or pay any dividend on, make any distributions relating to, or redeem, purchase, acquire or make a liquidation payment relating to, any of its capital stock or make any guarantee payment with respect thereto other than:

          (1) repurchases, redemptions or other acquisitions of shares of capital stock of Countrywide Financial Corporation in connection with any employee benefit plans or any other contractual obligation of Countrywide Financial Corporation, other than a contractual obligation ranking equally with or junior to the junior subordinated debentures;

          (2) as a result of a reclassification of or an exchange or conversion of any class or series of the capital stock of Countrywide Financial Corporation or Countrywide Home Loans for any other class or series of its capital stock;

          (3) the purchase of fractional interests in shares of the capital stock of Countrywide Financial Corporation or Countrywide Home Loans pursuant to the conversion or exchange provisions of that capital stock or the security being converted or exchanged; or

          (4) dividends and distributions made on the capital stock of Countrywide Financial Corporation or Countrywide Home Loans or rights to acquire that capital stock with Countrywide Financial Corporation's or Countrywide Home Loans' capital stock or rights to acquire that capital stock.

     - Neither Countrywide Financial Corporation nor Countrywide Home Loans will make any payment of interest, principal or premium, if any, on, or repay, repurchase or redeem any debt securities issued by Countrywide Financial Corporation or Countrywide Home Loans which rank equally with or junior to the junior subordinated debentures.

     - Neither Countrywide Financial Corporation nor Countrywide Home Loans will make any guarantee payments with respect to any of the items listed above, except pursuant to the preferred securities guarantees or the debenture guarantees.

MODIFICATION OF THE PREFERRED SECURITIES GUARANTEES; ASSIGNMENT

     The preferred securities guarantee may be amended only with the prior approval of the holders of not less than a majority in aggregate liquidation amount of the outstanding preferred securities. No vote will be required, however, for any changes that do not adversely affect the rights of holders of preferred securities in any material respect. All guarantees and agreements contained in the preferred securities guarantee will bind the successors, assignees, receivers, trustees and representatives of Countrywide Financial Corporation and will be for the benefit of the holders of the preferred securities then outstanding.

TERMINATION

     Each preferred securities guarantee will terminate upon:

     - full payment of the redemption price of all preferred securities;

     - distribution of the junior subordinated debentures to the holders of the trust securities; or

     - full payment of the amounts payable in accordance with the declaration upon liquidation of that trust.

     Each preferred securities guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of preferred securities must restore payment of any sums paid under the preferred securities or the preferred securities guarantee.

EVENTS OF DEFAULT

     An event of default under a preferred securities guarantee will occur upon the failure of Countrywide Financial Corporation to perform any of its payment or other obligations under the preferred securities guarantee.

     The holders of a majority in liquidation amount of the preferred securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee in respect of the preferred securities guarantee or to direct the exercise of any trust or power conferred upon the guarantee trustee under the preferred securities guarantee. Any holder of preferred securities may institute a legal proceeding directly against Countrywide Financial Corporation to enforce the guarantee trustee's rights and the obligations of Countrywide Financial Corporation under the preferred securities guarantee, without first instituting a legal proceeding against the relevant trust, the guarantee trustee or any other person or entity.

STATUS OF THE PREFERRED SECURITIES GUARANTEES

     Unless otherwise specified in the applicable prospectus supplement, the preferred securities guarantees will constitute unsecured obligations of Countrywide Financial Corporation and will rank:

     - subordinate and junior in right of payment to all other liabilities of Countrywide Financial Corporation, except those made equal or subordinate by their terms;

     - equally with the most senior preferred or preference stock now or hereafter issued by Countrywide Financial Corporation and with any guarantee now or hereafter entered into by Countrywide Financial Corporation in respect of any preferred or preference stock of any affiliate of Countrywide Financial Corporation; and

     - senior to Countrywide Financial Corporation common stock.

     The terms of the preferred securities provide that each holder of preferred securities by acceptance of those securities agrees to the subordination provisions and other terms of the preferred securities guarantee.

     The preferred securities guarantees will constitute a guarantee of payment and not of collection. This means that the guaranteed party may sue the guarantor to enforce its rights under the guarantee without suing any other person or entity.

INFORMATION CONCERNING THE GUARANTEE TRUSTEE

     The Bank of New York is the guarantee trustee. Prior to the occurrence of a default relating to a preferred securities guarantee, the guarantee trustee undertakes to perform only those duties as are specifically set forth in the preferred securities guarantee. After default, the guarantee trustee will exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Provided that the foregoing requirements have been met, the guarantee trustee is under no obligation to exercise any of the powers vested in it by a preferred securities guarantee at the request of any holder of preferred securities, unless offered indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred thereby.

     Countrywide Financial Corporation or its affiliates maintain certain accounts and other banking relationships with the guarantee trustee and its affiliates in the ordinary course of business.

GOVERNING LAW

     The preferred securities guarantees will be governed by, and construed in accordance with, the laws of the State of New York.

               DESCRIPTION OF THE JUNIOR SUBORDINATED DEBENTURES
                           AND THE RELATED GUARANTEES

     Each of Countrywide Financial Corporation and Countrywide Home Loans may issue junior subordinated debentures from time to time in one or more series. Each of Countrywide Financial Corporation and Countrywide Home Loans, in its capacity as an issuer is referred to as an "issuer." Junior subordinated debentures issued by Countrywide Financial Corporation shall be guaranteed fully and unconditionally by Countrywide Home Loans and junior subordinated debentures issued by Countrywide Home Loans shall be fully and unconditionally guaranteed by Countrywide Financial Corporation. Each of Countrywide Financial Corporation and Countrywide Home Loans, in its capacity as a guarantor is referred to as a "guarantor." Junior subordinated debentures issued by Countrywide Financial Corporation will be issued under an indenture among Countrywide Financial Corporation, as issuer, Countrywide Home Loans, as guarantor, and The Bank of New York, as trustee, the "debt trustee," as supplemented by a supplemental indenture or a resolution of the board of directors of Countrywide Financial Corporation or a special committee appointed by the board of directors of Countrywide Financial Corporation. Junior subordinated debentures issued by Countrywide Home Loans will be issued under an indenture among Countrywide Home Loans, as issuer, Countrywide Financial Corporation, as guarantor, and the debt trustee, as supplemented by a supplemental indenture or a resolution of the board of directors of Countrywide Home Loans or a special committee appointed by the board of directors of Countrywide Home Loans. The indentures, each as supplemented by a supplemental indenture, are collectively referred to as the "indentures" and are individually referred to as an "indenture."

     Set forth below is a description of the general terms of the junior subordinated debentures and related guarantees, the "guarantees," in which the trusts will invest the proceeds from the issuance and sale of the trust securities. The particular terms of the junior subordinated debentures and the guarantees will be described in the prospectus supplement relating to the preferred securities being offered thereby. The following description is not intended to be complete and is qualified by the indentures, the forms of which are filed as an exhibit to the registration statement which contains this prospectus, and by the Trust Indenture Act.

GENERAL

     The junior subordinated debentures will be unsecured debt of the issuer. The junior subordinated debentures and the guarantees will be subordinated as described below under "-- Subordination" and in the related prospectus supplement. The indentures do not limit the aggregate principal amount of junior subordinated debentures which may be issued and provide that the junior subordinated debentures may be issued from time to time in one or more series.

     The prospectus supplement relating to the particular junior subordinated debentures being offered will describe the terms of those securities, which may include:

     - the designation of the junior subordinated debentures;

     - the aggregate principal amount of the junior subordinated debentures;

     - the percentage of their principal amount at which the junior subordinated debentures will be issued;

     - the date or dates on which the junior subordinated debentures will mature and the right, if any, to extend the maturity date or dates;

     - the rate or rates, if any, per annum, at which the junior subordinated debentures will bear interest, or the method of determination of the interest rate or rates;

     - the date or dates from which interest will accrue and the interest payment and record dates;

     - any right to extend the interest payment periods and the duration of that extension;

     - any provisions for redemption; and

     - any other specific terms of the junior subordinated debentures.

     If the junior subordinated debentures will be denominated in a currency or currency unit other than United States dollars, the prospectus supplement will also specify the denomination in which the junior subordinated debentures will be issued and the coin or currency in which the principal, premium, if any, and interest, if any, on the junior subordinated debentures will be payable, which may be United States dollars based upon the exchange rate for that other currency or currency unit existing on or about the time a payment is due.

ADDITIONAL INTEREST

     If, at any time, a trust is required to pay any taxes, duties, assessments or governmental charges of whatever nature, other than withholding taxes, imposed by the United States, or any other taxing authority, then the applicable issuer will be required to pay additional interest on the junior subordinated debentures. The amount of any additional interest will be an amount sufficient so that the net amounts received and retained by the trust after paying any such taxes, duties, assessments or other governmental charges will be not less than the amounts that the trust would have received had no such taxes, duties, assessments or other governmental charges been imposed. This means that the trust will be in the same position it would have been in if it did not have to pay those taxes, duties, assessments or other charges.

GUARANTEES

     The indentures provide that the guarantor will fully and unconditionally guarantee the due and punctual payment of the principal, premium, if any, and interest on the junior subordinated debentures when any such payment becomes due and payable, whether at maturity, upon redemption, or otherwise.

FORM, EXCHANGE, REGISTRATION, TRANSFER AND PAYMENT

     Unless otherwise indicated in the applicable prospectus supplement, an issuer will issue the junior subordinated debentures in registered form only, without coupons and in denominations of $1,000 and multiples of $1,000. No service charge will be made for any transfer or exchange of the junior subordinated debentures. However, the issuer or the debt trustee may require a holder to pay an amount sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

     An issuer will pay or deliver principal and any premium and interest in the manner, at the places and subject to the restrictions set forth in the indenture and the applicable prospectus supplement. However, at the option of the issuer, it may pay any interest by check mailed to the registered holders of junior subordinated debentures at their registered addresses.

GLOBAL JUNIOR SUBORDINATED DEBENTURES

     Each indenture provides that the respective issuer may issue junior subordinated debentures in global form. The applicable prospectus supplement will describe any circumstances under which beneficial owners of interests in any global junior subordinated debentures may exchange their interest for junior subordinated debentures of that series and of like tenor and principal amount in any authorized form and denomination.

SUBORDINATION

     The junior subordinated debentures will be subordinated and junior in right of payment to other indebtedness of the respective issuer and the guarantees will be subordinated and junior in the right of payment to other indebtedness of the respective guarantor as described in the applicable prospectus supplement.

     Since Countrywide Financial Corporation is a holding company, its rights and the rights of its creditors (including the holders of the junior subordinated debentures of Countrywide Financial Corporation and the holders of the junior subordinated debentures of Countrywide Home Loans, for which Countrywide Financial Corporation acts as guarantor) to participate in any distribution of the assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise would be subject to prior claims of the subsidiary's creditors, except to the extent that Countrywide Financial Corporation itself has recognized claims against the subsidiary.

CERTAIN COVENANTS OF COUNTRYWIDE HOME LOANS AND COUNTRYWIDE FINANCIAL
CORPORATION

     If junior subordinated debentures are issued to a trust or a trustee of a trust in connection with the issuance of trust securities and:

     - an event of default has occurred and is continuing; or

     - Countrywide Financial Corporation is in default relating to its payment of any obligations under the preferred securities guarantee or common securities guarantee; or

     - the issuer has given notice of its election to defer payments of interest on the junior subordinated debentures by extending the interest payment period and that period, or any extension of that period, is continuing;

then

     - neither Countrywide Home Loans nor Countrywide Financial Corporation will declare or pay any dividend on, make any distributions relating to, or redeem, purchase, acquire or make a liquidation payment relating to, any of its capital stock or make any guarantee payments with respect thereto, other than:

          (1) repurchases, redemptions or other acquisitions of shares of capital stock of Countrywide Financial Corporation in connection with any employee benefit plans or any other contractual obligation of Countrywide Financial Corporation, other than a contractual obligation ranking equally with or junior to the junior subordinated debentures;

          (2) as a result of a reclassification of or an exchange or conversion of any class or series of capital stock of Countrywide Financial Corporation or Countrywide Home Loans for any other class or series of capital stock;

          (3) the purchase of fractional interests in shares of the capital stock of Countrywide Financial Corporation or Countrywide Home Loans pursuant to the conversion or exchange provisions of that capital stock or the security being converted or exchanged; or

          (4) dividends or distributions made on the capital stock of Countrywide Financial Corporation or Countrywide Home Loans or rights to acquire that capital stock with Countrywide Financial Corporation's or Countrywide Home Loans' capital stock or rights to acquire that capital stock.

     - Neither Countrywide Financial Corporation nor Countrywide Home Loans will make any payment of interest, principal, premium, if any, on, or repay, repurchase or redeem any debt securities issued by Countrywide Financial Corporation or Countrywide Home Loans which rank equally with or junior to the junior subordinated debentures; and

     - Neither Countrywide Financial Corporation nor Countrywide Home Loans will make any guarantee payments with respect to any of the items listed above, except pursuant to the preferred securities guarantee or the debenture guarantees.

     So long as any junior subordinated debentures remain outstanding, Countrywide Financial Corporation will covenant to:

     - directly or indirectly maintain 100 percent ownership of the common securities of the trust, unless a permitted successor of Countrywide Financial Corporation succeeds to its ownership of the common securities;

     - use its reasonable efforts to cause the applicable trust to:

          (1) remain a statutory trust, except in connection with the distribution of junior subordinated debentures to the holders of trust securities in liquidation of the trust, the redemption of all of the trust securities of the trust, or mergers, consolidations or amalgamations, each as permitted by the declaration which established the trust; and

          (2) otherwise continue to be classified as a grantor trust for United States federal income tax purposes; and

     - use its reasonable efforts to cause each holder of trust securities to be treated as owning an undivided beneficial interest in the junior subordinated debentures.

CONSOLIDATION, MERGERS AND SALES OF ASSETS

     Unless otherwise indicated in the applicable prospectus supplement, Countrywide Home Loans and Countrywide Financial Corporation may consolidate or merge with or into any other corporation, and may sell or convey all or substantially all of its assets to any corporation, provided that:

     - the resulting corporation, if other than Countrywide Home Loans or Countrywide Financial Corporation, as applicable, is a corporation organized and existing under the laws of the United States of America, any political subdivision thereof or any state thereof and assumes all of the obligations of Countrywide Home Loans or Countrywide Financial Corporation, as applicable, to:

          (1) pay the principal, premium, if any, or interest on, the junior subordinated debentures; and

          (2) perform and observe all other obligations under the indentures, and

     - none of Countrywide Home Loans, Countrywide Financial Corporation or any successor corporation, as the case may be, is, immediately after any consolidation or merger, in default under the indentures.

     The indentures do not provide for any right of acceleration in the event of a consolidation, merger, sale of all or substantially all of the assets, recapitalization or change in stock ownership of Countrywide Home Loans or Countrywide Financial Corporation. In addition, the indentures do not contain any provision which would protect the holders of the junior subordinated debentures against a sudden and dramatic decline in credit quality resulting from takeovers, recapitalizations or similar restructurings.

EVENTS OF DEFAULT, WAIVER AND NOTICE

     The indentures provide that the following are events of default relating to the junior subordinated debentures:

     - default in the payment of the principal of, or premium, if any, on, any junior subordinated debenture when due;

     - default in the payment of any interest on any junior subordinated debenture when due, which continues for 30 days; provided, however, a valid extension of an interest payment by the issuer will not constitute an event of default;

     - default in the performance of any other covenant or obligation in respect of the junior subordinated debenture, which continues for 60 days after written notice;

     - specified events of bankruptcy, insolvency or reorganization of an issuer or guarantor or, with certain exceptions, the applicable trust; and

     - any other event of default provided in the applicable resolution of the board of directors or supplemental indenture under which the junior subordinated debentures are issued.

     If an indenture event of default occurs and is continuing, the debt trustee or the holders of not less than 25% in aggregate principal amount of the junior subordinated debentures of that series then outstanding may declare the principal of all junior subordinated debentures of that series to be due and payable immediately.

     The holders of a majority in aggregate outstanding principal amount of that series of junior subordinated debentures may annul the declaration and waive the default if the default has been cured and a sum sufficient to pay all matured installments of interest and principal due other than by acceleration has been deposited with the debt trustee. The majority holders may not waive a payment default on the junior subordinated debentures which has become due solely by acceleration.

     The holders of a majority in principal amount of the junior subordinated debentures of any series affected may direct the time, method and place of conducting any proceeding for any remedy available to the debt trustee under the indenture or exercising any trust or power conferred on the debt trustee with respect to that series, provided that any direction is not in conflict with any rule of law or the indenture. Subject to the provisions of the indenture relating to the duties of the trustee, before proceeding to exercise any right or power under the indentures at the direction of the holders, the trustee is entitled to receive from those holders reasonable security or indemnity against the costs, expenses and liabilities which it might incur in complying with any direction.

     Each indenture requires the annual filing by the respective issuer with the debt trustee of a certificate as to the absence of certain defaults under the indenture.

     The debt trustee may withhold notice of any event of default from the holders of the junior subordinated debentures, except in the payment of principal, interest or premium, if the trustee considers it in the interest of those holders to do so.

DISTRIBUTION OF THE JUNIOR SUBORDINATED DEBENTURES

     Under circumstances discussed more fully in the prospectus supplement involving the dissolution of a trust, after satisfaction of liabilities to creditors of the trust, junior subordinated debentures may be distributed to the holders of the trust securities in liquidation of that trust.

     If the junior subordinated debentures are distributed to the holders of the preferred securities, the issuer will use its best efforts to have the junior subordinated debentures listed on the New York Stock Exchange or on such other national securities exchange or similar organization on which the preferred securities are then listed or quoted.

MODIFICATION OF THE INDENTURES

     Modifications and amendments to the indentures may be made by the issuer, the guarantor and the debt trustee with the consent of the holders of 66 2/3% in aggregate principal amount of the junior subordinated debentures at the time outstanding. However, no such modification or amendment may, without the consent of the holder of each junior subordinated debenture affected:

     - modify the payment terms of the junior subordinated debentures; or

     - reduce the percentage of holders of junior subordinated debentures necessary to modify or amend the indenture or waive compliance by Countrywide Home Loans or Countrywide Financial Corporation with any covenant or past default.

     If the junior subordinated debentures are held by a trust or a trustee of a trust, the supplemental indenture will not be effective until the holders of 66 2/3% in liquidation preference of trust securities of that trust have consented to the supplemental indenture. However, if the consent of the holder of each outstanding junior subordinated debenture is required, the supplemental indenture will not be effective until each holder of the trust securities of that trust, has consented to the supplemental indenture.

     The issuer and the debt trustee may also amend and modify the indenture without the consent of any holder under certain circumstances described in the indentures.

DEFEASANCE AND DISCHARGE

     Each indenture provides that the respective issuer, at its option:

          (1) will be discharged from all obligations in respect of the junior subordinated debentures of a series, except for obligations to register the transfer or exchange of junior subordinated debentures, replace stolen, lost or mutilated junior subordinated debentures, maintain paying agencies and hold moneys for payment in trust; or

          (2) need not comply with specified restrictive covenants of the indentures;

in each case if the issuer deposits, in trust, money or U.S. government obligations in an amount sufficient to pay all the principal of, and interest and premium, if any, on, the junior subordinated debentures when those payments are due.

     To exercise any such option, the issuer is required to deliver an opinion of counsel that:

     - the deposit and related defeasance would not cause the holders of the junior subordinated debentures of that series to recognize income, gain or loss for U.S. federal income tax purposes and, in the case of a discharge pursuant to clause (a) above, the opinion will be accompanied by a private letter ruling to that effect received by the issuer from the United States Internal Revenue Service or a revenue ruling pertaining to a comparable form of transaction to that effect published by the United States Internal Revenue Service; and

     - if listed on any national securities exchange, the junior subordinated debentures would not be delisted from that exchange as a result of the exercise of the defeasance option.

GOVERNING LAW

     The indentures and the junior subordinated debentures will be governed by, and construed in accordance with, the laws of the State of New York.

THE DEBT TRUSTEE

     Each of Countrywide Home Loans, Countrywide Financial Corporation or its affiliates maintain certain accounts and other banking relationships with the debt trustee and its affiliates in the ordinary course of business.

     The occurrence of any default under the indentures or the senior or subordinated indentures among Countrywide Home Loans, Countrywide Financial Corporation and the debt trustee relating to Countrywide Home Loan's senior and subordinated debt securities, which may also be issued under the registration statement, could create a conflicting interest for the debt trustee under the Trust Indenture Act. If that default has not been cured or waived within 90 days after the debt trustee has acquired a conflicting interest, the debt trustee would generally be required by the Trust Indenture Act to eliminate the conflicting interest or resign as trustee with respect to the debt securities issued under the senior indenture or the subordinated indenture or with respect to the junior subordinated debentures issued under the indentures. If the debt trustee resigns, the issuer is required to promptly appoint a successor trustee with respect to the affected securities.

     The Trust Indenture Act also imposes certain limitations on the right of the debt trustee, as a creditor of Countrywide Home Loans or Countrywide Financial Corporation, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any cash claim or otherwise. The debt trustee will be permitted to engage in other transactions with Countrywide Home Loans or Countrywide Financial Corporation, provided that if it acquires a conflicting interest within the meaning of section 310 of the Trust Indenture Act, it must generally either eliminate that conflict or resign.

        EFFECT OF OBLIGATIONS UNDER THE JUNIOR SUBORDINATED DEBENTURES, THE DEBENTURE GUARANTEES AND THE PREFERRED SECURITIES GUARANTEES

     As set forth in the declaration, the sole purpose of the trusts are to issue the trust securities and to invest the proceeds from that issuance and sale in the junior subordinated debentures.

     As long as payments of interest and other payments are made when due on the junior subordinated debentures, those payments will be sufficient to cover the distributions and payments due on the trust securities. This is due to the following factors:

     - the aggregate principal amount of junior subordinated debentures will be equal to the sum of the aggregate stated liquidation amount of the trust securities;

     - the interest rate and the interest and other payment dates on the junior subordinated debentures will match the distribution rate and distribution and other payment dates for the trust securities;

     - under the indenture, the issuer of the junior subordinated debentures will pay, and the trusts will not be obligated to pay, directly or indirectly, all costs, expenses, debts and obligations of the trusts, other than those relating to the trust securities; and

     - the declaration further provides that the Countrywide Capital trustees may not cause or permit the trusts to engage in any activity that is not consistent with the purposes of the trusts.

     Payments of distributions, to the extent there are available funds, and other payments due on the preferred securities, to the extent there are available funds, are guaranteed by Countrywide Financial Corporation to the extent described in this prospectus. If neither the issuer of the junior subordinated debentures nor the guarantor under the related debenture guarantee makes interest or other required payments on the junior subordinated debentures, the trust will not have sufficient funds to pay distributions on the preferred securities. Each preferred securities guarantee is a subordinated guarantee in relation to the preferred securities. The preferred securities guarantee does not apply to any payment or distributions unless the trust has sufficient funds for the payment of those distributions. See "Description of the Preferred Securities Guarantees."

     The preferred securities guarantees cover the payment of distributions and other payments on the preferred securities only if and to the extent that the issuer or the guarantor has made a payment of interest or principal or other payments on the junior subordinated debentures or under the related debenture guarantee. The preferred securities guarantees, when taken together with Countrywide Financial Corporation's obligations under the junior subordinated debentures and the indenture, whether as issuer or guarantor under the related debenture guarantee, and its obligations under the declaration, will provide a full and unconditional guarantee of distributions, redemption payments and liquidation payments on the preferred securities.

     If the issuer of the junior subordinated debentures fails to make interest or other payments on the junior subordinated debentures when due, taking account of any extension period, or the guarantor under the related debenture guarantee fails to make any required payments under the debenture guarantee, the declaration allows the holders of the preferred securities to direct the institutional trustee to enforce its rights under the junior subordinated debentures and the related debenture guarantee. If the institutional trustee fails to enforce these rights, to the fullest extent permitted by law, any holder of preferred securities may directly sue Countrywide Financial Corporation or Countrywide Home Loans to enforce these rights without first suing the institutional trustee or any other person or entity.

     A holder of preferred securities may institute a direct action if a declaration event of default has occurred and is continuing and that event is attributable to the failure of the issuer of the junior subordinated debentures to pay interest or principal on the junior subordinated debentures on the date the interest or principal is otherwise payable, or the failure of the guarantor under the related debenture guarantee to make any required payments under the debenture guarantee. A direct action may be brought without first (1) directing the institutional trustee to enforce the terms of the junior subordinated debentures or (2) suing Countrywide Financial Corporation or Countrywide Home Loans to enforce the institutional trustee's rights under the junior subordinated debentures and the related debenture guarantee. In connection with that direct action, Countrywide Financial Corporation or Countrywide Home Loans, as the case may be, will be subrogated to the rights of the holder of preferred securities under the declaration to the extent of any payment made by either of them to that holder of preferred securities. Consequently, Countrywide Financial Corporation or Countrywide Home Loans, as the case may be, will be entitled to payment of amounts that a holder of preferred securities receives in respect of an unpaid distribution to the extent that the holder receives or has already received full payment relating to that unpaid distribution from a trust.

     Countrywide Financial Corporation acknowledges that the guarantee trustee will enforce the preferred securities guarantees on behalf of the holders of the preferred securities. If Countrywide Financial Corporation fails to make payments under the preferred securities guarantees, the preferred securities guarantees allow the holders of the preferred securities to direct the guarantee trustee to enforce its rights thereunder. If the guarantee trustee fails to enforce the preferred securities guarantees, any holder of preferred securities may directly sue Countrywide Financial Corporation to enforce the guarantee trustee's rights under the preferred securities guarantees. The holder need not first sue the trust, the guarantee trustee, or any other person or entity. A holder of preferred securities may also directly sue Countrywide Financial Corporation to enforce the holder's right to receive payment under the preferred securities guarantees. The holder need not first (1) direct the guarantee trustee to enforce the terms of the preferred securities guarantee or (2) sue the trust or any other person or entity.

     Countrywide Financial Corporation and the trusts believe that the above mechanisms and obligations, taken together, are equivalent to a full and unconditional guarantee by Countrywide Financial Corporation of payments due on the preferred securities. See "Description of the Preferred Securities Guarantees -- General."

                              PLAN OF DISTRIBUTION

     Countrywide Home Loans or Countrywide Financial Corporation may sell the junior subordinated debentures and any trust may sell preferred securities:

     - directly to purchasers;

     - through agents; or

     - through underwriters or dealers.

     Offers or sales of those securities may include secondary market transactions by affiliates of Countrywide Home Loans or Countrywide Financial Corporation.

     Offers to purchase preferred securities may be solicited directly by Countrywide Home Loans or Countrywide Financial Corporation and/or any trust, as the case may be, or by agents designated by Countrywide Home Loans or Countrywide Financial Corporation and/or any trust, as the case may be, from time to time. Any such agent, who may be deemed to be an underwriter as that term is defined in the Securities Act, involved in the offer or sale of the preferred securities in respect of which this prospectus is delivered will be named, and any commissions payable by Countrywide Home Loans or Countrywide Financial Corporation, as the case may be, to that agent will be set forth, in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agency will be acting on a best efforts basis for the period of its appointment which is ordinarily five business days or less.

     If an underwriter or underwriters are utilized in the sale, Countrywide Home Loans or Countrywide Financial Corporation, as the case may be, will execute an underwriting agreement with those underwriters at the time of sale to them and the names of the underwriters and the terms of the transaction will be set forth in the prospectus supplement, which will be used by the underwriters to make releases of the preferred securities in respect of which this prospectus is delivered to the public.

     If a dealer is utilized in the sale of the preferred securities in respect of which this prospectus is delivered, Countrywide Home Loans or Countrywide Financial Corporation and/or any trust, as the case may be, will sell those preferred securities to the dealer, as principal. The dealer may then resell those preferred securities to the public at varying prices to be determined by that dealer at the time of resale. The name of the dealer and the terms of the transaction will be set forth in the prospectus supplement.

     Agents, underwriters, and dealers may be entitled under the relevant agreements to indemnification by Countrywide Home Loans, Countrywide Financial Corporation and/or any trust, as the case may be, against certain liabilities, including liabilities under the Securities Act.

     Underwriters, agents, dealers or their controlling persons may be customers of, engage in transactions with and perform services for Countrywide Home Loans, Countrywide Financial Corporation or their affiliates in the ordinary course of business.

     Certain of the underwriters may use this prospectus and the prospectus supplement for offers and sales related to market-making transactions in the securities. These underwriters may act as principal or agent in these transactions, and the sales will be made at prices related to prevailing market prices at the time of sale.

                                 LEGAL MATTERS

     Certain matters of Delaware law relating to the validity of the preferred securities and the formation of the trusts will be passed upon on behalf of each of the trusts by Morris, Nichols, Arsht & Tunnell, Wilmington, Delaware, special Delaware counsel to the trusts. The validity of the other securities issuable under this prospectus will be passed upon for us and Countrywide Home Loans by Munger, Tolles & Olson LLP, Los Angeles, California. Certain United States federal income tax matters, when described in an accompanying prospectus supplement, to the extent such statements constitute a summary of matters of law, will be passed upon by Munger, Tolles & Olson LLP, Los Angeles, California. Sidley Austin Brown & Wood LLP, New York, New York will serve as counsel for any underwriters and agents. Sidley Austin Brown & Wood LLP also serves as counsel for CWMBS, Inc. and CWABS, Inc., each one of our wholly owned subsidiaries, in connection with offerings of mortgage-backed and asset-backed securities, and from time to time also serves as our counsel on other matters.

                                    EXPERTS

     The consolidated financial statements of Countrywide Financial Corporation and the financial statements of Countrywide Securities Corporation incorporated by reference in the registration statement, of which this prospectus forms a part, have been audited by Grant Thornton LLP, independent certified public accountants, for the periods and to the extent indicated in their report thereon, and have been so incorporated in reliance upon the authority of said firm as experts in accounting and auditing.

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                         [Countrywide Home Loans Logo]

                              PREFERRED SECURITIES

                             COUNTRYWIDE CAPITAL IV

                             % TRUST PREFERRED SECURITIES
                (LIQUIDATION AMOUNT $25 PER PREFERRED SECURITY)
          FULLY AND UNCONDITIONALLY GUARANTEED AS DESCRIBED HEREIN BY

                       COUNTRYWIDE FINANCIAL CORPORATION
                                      AND
                          COUNTRYWIDE HOME LOANS, INC.

                                  ------------

                             PROSPECTUS SUPPLEMENT

                                 APRIL   , 2003

                                  ------------

                                 MORGAN STANLEY
                              SALOMON SMITH BARNEY
                              MERRILL LYNCH & CO.
                              WACHOVIA SECURITIES
                         BANC OF AMERICA SECURITIES LLC
                         BANC ONE CAPITAL MARKETS, INC.
                                    JPMORGAN

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